UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CASH AMERICA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1600 West 7th Street

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 22, 2009

To Our Shareholders:

You are cordially invited to attend Cash America International, Inc.’s Annual Meeting of Shareholders to be held on Wednesday, April 22, 2009, at 9:00 a.m., Central Daylight Time, at the Cash America Building, 1600 West 7th Street, Fort Worth, Texas 76102. At the Annual Meeting, we will ask you to:

(1)	Elect as directors the eight nominees named in the accompanying proxy statement to serve until the 2010 Annual Meeting;

(2)	Vote on a proposal to approve the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan;

(3)	Vote on a proposal to approve an increase in the number of shares authorized for issuance under the Company’s 2004 Long-Term Incentive Plan;

(4)	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009;

(5)	Consider a shareholder proposal, if presented at the meeting; and

(6)	Transact any other business properly brought before the meeting or any adjournments to the meeting.

Only shareholders of record at the close of business on March 4, 2009 are entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding common stock entitled to vote at the meeting is required for a quorum to transact business. The stock transfer books will not be closed.

We sincerely desire your presence at the meeting. Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

J. Curtis Linscott
Secretary

Fort Worth, Texas

March 31, 2009

1600 West 7th Street

Fort Worth, Texas 76102

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

April 22, 2009

GENERAL INFORMATION

Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Shareholders. We will hold the Annual Meeting at 9:00 a.m., Central Daylight Time, on Wednesday, April 22, 2009, at the Cash America Building, 1600 West 7th Street, Fort Worth, Texas 76102 and at any recess or adjournment thereof. We will begin sending this proxy statement and the enclosed proxy card to our shareholders on or about March 31, 2009.

We are enclosing our Annual Report to Shareholders for the year ended December 31, 2008 with these proxy materials, but it is not part of the proxy solicitation material.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, we will ask you to:

(1)	Elect as directors the eight nominees named in the accompanying proxy statement to serve until the 2010 Annual Meeting;

(2)	Vote on a proposal to approve the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan;

(3)	Vote on a proposal to approve an increase in the number of shares authorized for issuance under the Company’s 2004 Long-Term Incentive Plan;

(4)	Ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2009;

(5)	Consider a shareholder proposal, if presented at the meeting; and

(6)	Transact any other business properly brought before the meeting or any adjournments to the meeting.

VOTING PROCEDURES

Who Can Vote. Only record holders of our common stock at the close of business on March 4, 2009, the record date, are entitled to vote. At the close of business on the record date, 29,535,231 shares of common stock, par value $0.10 per share, were issued and outstanding. Each share owned on the record date is entitled to one vote. Shareholders do not have the right to vote cumulatively in director elections.

Quorum. A quorum will be present at the Annual Meeting if the holders of a majority of the issued and outstanding shares of common stock as of the record date are present in person or by proxy. Shares represented by a proxy marked “withhold” or “abstain” will be considered present at the Annual Meeting for purposes of determining a quorum.

How to Vote. If you are a shareholder of record, you may vote in person at the Annual Meeting, or by proxy without attending the Annual Meeting. You may vote by mail by signing, dating and returning your proxy card in the enclosed prepaid envelope. You may also vote over the Internet or by telephone. The proxy card we mail you will instruct you on how to vote over the Internet or by telephone. If you hold your shares in an account through a broker or other nominee in “street name,” you should complete, sign and date the voting instruction card that your broker or nominee provides to you or as your broker or nominee otherwise instructs.

Vote Required to Elect Directors. The eight nominees for election as directors who receive the most votes “for” election will be elected. Withheld votes, abstentions and broker non-votes do not affect whether a nominee has received sufficient votes to be elected.

Vote Required to Adopt Other Proposals. The affirmative vote of the holders of a majority of issued and outstanding shares of common stock represented in person or by proxy will be required to approve the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan and the increase in the number of shares that may be issued under the Company’s 2004 Long-Term Incentive Plan. The other proposals presented will be approved if the holders of a majority of the shares represented at the meeting in person or by proxy affirmatively vote in favor of the proposals. If you abstain, your shares will be treated as shares present or represented and voting, so that your abstention will have the effect as a vote against the proposal.

How Your Shares Will Be Voted if You do Not Provide Instructions to Your Broker. If your broker holds your shares in street name, your broker, as the registered holder, must vote your shares in accordance with your instructions. If you do not provide voting instructions, your broker has the discretion to vote those shares with respect to certain routine items (sometimes called “discretionary items”), but not with respect to non-routine, or “non-discretionary” items. Shares for which brokers do not receive instructions, sometimes called “broker non-votes,” will be included in determining the presence of a quorum at the meeting but will not be considered “present” for purposes of voting on a non-discretionary proposal and therefore will have the same effect as a vote against the proposal. The election of directors and the proposal to ratify the selection of our independent public accounting firm will be “discretionary” items. The proposals to amend and restate the Company’s 2004 Long-Term Incentive Plan and to increase the number of shares that may be issued under that plan will be “non-discretionary.” The shareholder proposal will be “non-discretionary.”

How Your Shares Will Be Voted if New Matters Are Raised at the Meeting. If new matters are raised at the meeting and we did not have notice of the matter on or before February 10, 2009 (45 days before the date we mailed our proxy materials for the prior year’s annual meeting of shareholders), the shares will be voted at the discretion of the proxy holders.

What to do if You Wish to Change Your Voting Instructions. If you wish to change or revoke your voting instructions after you have submitted your proxy, you may do so at any time before the proxies are voted at the Annual Meeting either (a) by notifying the Secretary of the Company in writing at the Company’s principal executive offices that you wish to revoke your proxy, (b) by delivering a subsequent proxy relating to the same shares, or (c) by attending the Annual Meeting and voting in person. Please note that your attendance at the Annual Meeting will not of itself revoke your proxy.

Householding of Proxy Materials. In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact our Investor Relations department by mail to the address on the first page of this proxy statement, by telephone at (817) 335-1100 or toll free at (800) 645-0623 or by email at investor_relations@casham.com, and we will promptly deliver a separate copy.

We Will Bear Solicitation Expenses. We will bear the expenses of this proxy solicitation and reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners. Georgeson Shareholder Communications, Inc. will assist us in the solicitation of proxies and we will pay Georgeson approximately $6,000 for these services. Our directors, officers, regular employees or our transfer agent may also solicit proxies after the original solicitation. We will not pay these persons additional compensation for these efforts, but we will reimburse their out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members, each of whom is elected annually. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the eight persons listed below for election as directors. Those elected will serve until the 2010 Annual Meeting, until their successors are elected and qualify or until their earlier death or resignation.

Each nominee, except Albert Goldstein, is a current director who was elected at the 2008 Annual Meeting. All nominees are independent except for Mr. Daugherty, Mr. Goldstein and Mr. Feehan. Mr. A.R. Dike, who has been a member of our Board of Directors since 1988, has announced his intent to retire from our Board of Directors as of our 2009 Annual Meeting and is not standing for re-election. There are no family relationships among any of the directors and executive officers.

Each nominee has agreed to serve if elected. If a nominee becomes unavailable for election or cannot serve, an event that we do not expect, the Board of Directors may substitute another nominee or reduce the number of nominees. In this event, the proxy holders may vote in their discretion for any substitute nominee that the Board of Directors proposes unless you indicate otherwise.

The following is information about each nominee:

Name and Age	Principal Occupation During Past Five Years	Director Since
Jack R. Daugherty (61)	Mr. Daugherty founded the Company and has served as Chairman of the Board of Directors since its inception. He was also the Company’s Chief Executive Officer from its inception until his retirement in February 2000. Mr. Daugherty has owned and operated pawnshops since 1971. Other public company directorships currently held: None.	1983

Daniel E. Berce (55)	Mr. Berce has been President and Chief Executive Officer of AmeriCredit Corp. since August 2005 and its President since April 2003. He was AmeriCredit’s Vice Chairman and Chief Financial Officer from November 1996 until April 2003, and, prior to November 1996, served AmeriCredit as its Executive Vice President, Chief Financial Officer and in other positions. Before joining AmeriCredit, he was a partner with Coopers & Lybrand. Other public company directorships currently held: AmeriCredit Corp and AZZ incorporated.	2006

Daniel R. Feehan (58)	Mr. Feehan became Chief Executive Officer and President of the Company in February 2000. Prior to that he served as President and Chief Operating Officer, beginning January 1990. Other public company directorships currently held: AZZ incorporated and RadioShack Corporation.	1984

Name and Age	Principal Occupation During Past Five Years	Director Since
Albert Goldstein (28)	Mr. Goldstein is a founding partner of Pangea Equity Partners, a distressed equity fund focused on real estate related assets, since October 2008. He served as President of the Company’s Internet Services Division from July 2007 until October 2008. He joined the Company in September 2006 as Executive Vice President – Internet Lending, in conjunction with the Company’s CashNetUSA acquisition. Mr. Goldstein founded CashNetUSA in September 2003 and was President and Chief Executive Officer from inception of that business until its sale to the Company. Prior to that, Mr. Goldstein was an Investment Banking Analyst with Deutsche Bank’s Leveraged Finance/Industrials Group practice in New York and worked on various secured and unsecured leveraged debt transactions. The Nominating and Corporate Governance Committee recommended to the Board of Directors that Mr. Goldstein be nominated as a director of the Company. Other public company directorships currently held: None.	—

James H. Graves (60)	Mr. Graves has served as Managing Director and Partner of Erwin, Graves & Associates, LP, a management consulting firm located in Dallas, Texas, since January 2002. He is also a Director of BankCap Partners, LP, a private equity fund, which he co-founded in February 2006. He has served as Vice President of Financial Strategy, a financial services technology company located in Dallas, since March 2008. He was Vice Chairman and Chief Operating Officer of Detwiler, Mitchell & Co., a Boston-based securities research firm, from June 2002 until June 2006. He has been a partner in Haverfield Homes, LP, a Dallas-based home construction company, since June 2004. From November 2000 until January 2002, he was a Managing Director-Investment Banking for UBS Warburg. Other public company directorships currently held: Hallmark Financial Services, Inc.	1996

B. D. Hunter (79)	Mr. Hunter served as Vice Chairman of the Board of Service Corporation International, a publicly held company that owns and operates funeral homes and related businesses, from January 2000 until February 2005, and he is currently a consultant to that company. Other public company directorships currently held: None.	1984

Timothy J. McKibben (60)	Mr. McKibben has served as Chairman of the Board of Ancor Holdings, L.P., a private investment firm, since 1994. Prior to that he served as Chairman of the Board and President of Anago Incorporated, a medical products manufacturing company he co-founded in 1978. Other public company directorships currently held: None.	1996

Alfred M. Micallef (66)	Mr. Micallef has served as Chairman of JMK International, Inc., a privately held holding company of rubber manufacturing and real estate businesses, for more than five years. Other public company directorships currently held: None.	1996

The Board of Directors unanimously recommends that you vote FOR each of the nominees.

PROPOSAL 2

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S

2004 LONG-TERM INCENTIVE PLAN

Background Information

In April 2004, the shareholders of the Company approved the Company’s 2004 Long-Term Incentive Plan (the “LTIP”). The Board of Directors has determined, subject to shareholder approval, to amend and restate the Company’s 2004 Long-Term Incentive Plan (the “Amended and Restated LTIP”) to, among other things, provide for performance units that may be denominated in cash and incorporate amendments made to the LTIP in 2008 to implement the recently effective provisions of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) applicable to certain deferred compensation. The Board of Directors is separately proposing to increase the number of shares that may be issued under the LTIP or the Amended and Restated LTIP if it is approved by shareholders. See “Proposal 3 – Proposal to Increase the Number of Shares Authorized for Issuance Under the Company’s Long-Term Incentive Plan.”

The purpose of the Amended and Restated LTIP continues to be to promote the interests of the Company and its shareholders and give it a competitive advantage by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling those employees to participate in the long-term growth and financial success of the Company by acquiring a proprietary interest in the Company.

The following summary of the Amended and Restated LTIP is qualified in its entirety by reference to the full text of the Amended and Restated LTIP, which is attached to this proxy statement as APPENDIX A and marked to show the proposed amendments.

General Administration of the Amended and Restated LTIP

The Amended and Restated LTIP will continue to be administered by the Management Development and Compensation Committee of the Board of Directors (the “Committee”). The Committee will be authorized to grant awards in the form of stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units. In addition, the Committee will have the authority to grant other stock-based awards in the form of common stock or units the value of which is based in whole or in part on the value of the common stock. The Amended and Restated LTIP will become effective upon approval by the shareholders of the amendment and restatement and will expire on April 21, 2014 unless terminated earlier by the Board of Directors.

Each member of the Committee must be a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “independent director” within the meaning of the New York Stock Exchange listing standards, as amended, and an “outside director” within the meeting of Code Section 162(m). The Committee will select persons to receive grants from among the eligible participants, determine the types of grants and number of shares or units to be awarded to grantees and set the terms, conditions and provisions of the grants consistent with the Amended and Restated LTIP. The Committee generally has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price, cancel an option and replace it with an option with a lower exercise price, adjust upward the amount payable to a “covered employee” with respect to a Qualified Performance-Based Award or waive or alter the performance goals associated with such an award in a manner that would cause the award to cease to qualify for an exemption from the application of Code Section 162(m), as explained more fully below. The Committee may also establish rules for administration of the Amended and Restated LTIP.

Eligibility

The Committee will select grantees from among the employees, officers, directors and consultants of the Company and its subsidiaries. The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company. The Company currently has approximately 5,500 employees, but, since 2004, grants under the LTIP have generally been limited to the Company’s officers and directors.

Shares Subject to the Amended and Restated LTIP

Subject to adjustment as described below, a maximum of 850,000 shares of Company common stock may be issued under the Amended and Restated LTIP. The aggregate number of shares that may be issued upon the exercise of incentive stock options may not exceed 450,000. Any shares of Company common stock subject to awards that are forfeited or withheld in payment of any exercise price or taxes will again be available for grant. Also, if an award terminates without shares of Company common stock being issued, then the shares that were subject to the award will again be available for grant. The shares may be authorized and unissued shares or treasury shares. In the event of a stock split, stock dividend, spin-off or other relevant change affecting the Company’s common stock, the Committee may make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event, which must be consistent with the restrictions of Code Section 409A.

In addition to the limitations on the total number of shares that may be issued under the Amended and Restated LTIP, a maximum of 100,000 shares of common stock may be subject to Qualified Performance-Based Awards (discussed below) granted to any eligible person in any fiscal year, a maximum of 200,000 shares of common stock may be subject to options granted to any eligible person in any one fiscal year, and the amount of compensation that may be paid to any eligible person under performance units granted in any one fiscal year that are intended to be Qualified Performance-Based Awards may not exceed $6,000,000 in any fiscal year.

We have separately proposed to increase the number of shares that may be issued under the Amended and Restated LTIP. See “Proposal 3 – Proposal to Increase the Number of Shares Authorized for Issuance Under the Company’s Long-Term Incentive Plan.”

Types of Awards Under the Amended and Restated LTIP

Stock Options

The Committee may grant awards in the form of options to purchase shares of the Company’s common stock. With regard to each such option, the Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the term of the option and the exercise price per share of stock subject to the option; provided, however, that the exercise price of any option may not be less than 100% of the fair market value of the shares of Company common stock on the date the option is granted. The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Company common stock, other awards or property or a combination thereof. Any option that is intended to qualify as an “incentive stock option” within the meaning of Code Section 422 must comply with the requirements of that section, which currently requires that no incentive stock option may be exercised later than 10 years after the date of grant or earlier than one year after the date of grant and that the aggregate fair market value, determined at the date of grant of the incentive stock option, of Company common stock for which an incentive stock option is exercisable for the first time during any calendar year as to any participant may not exceed a maximum limitation. The effect of a grantee’s termination of employment by reason of death, retirement, disability or otherwise will be specified in the option agreement evidencing the grant of the option.

Stock Appreciation Rights

The Amended and Restated LTIP also authorizes the Committee to grant stock appreciation rights (“SARs”). Upon exercising a SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Committee and structured to comply with Code Section 409A) and the fair market value of the Company common stock on the date of exercise or a specified period of up to 30 days before or after the date of exercise. At the Committee’s discretion, payment of such amount may be made in cash, shares of Company common stock, or a combination thereof. Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR. No SAR may have a term of greater than 10 years.

Performance Shares and Performance Units

The Amended and Restated LTIP permits the Committee to grant awards of performance shares and performance units to eligible participants from time to time. Performance shares are a bookkeeping entry that records the equivalent of one share of common stock granted to a participant and a performance unit is an award that is denominated in cash. These awards are contingent upon the achievement of certain performance goals established by the Committee. The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee. The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period.

Restricted Stock and Restricted Stock Units

Under the Amended and Restated LTIP, the Committee may award restricted shares of the Company’s common stock and restricted stock units to eligible participants from time to time and subject to certain restrictions as determined by the Committee. The nature and extent of restrictions on such shares and units, the duration of such restrictions, and any circumstance which could cause the forfeiture of such shares or units are to be determined by the Committee. The Committee will also determine the effect of the termination of employment of a recipient of restricted stock or restricted stock units (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Other Stock Based Awards

In addition, the Committee will have authority under the Amended and Restated LTIP to grant stock unit awards, which can be in the form of common stock or units, the value of which is based, in whole or in part, on the value of the Company’s common stock. Stock unit awards will be subject to any terms, restrictions, conditions, vesting requirements and payment rules the Committee may determine. Stock unit awards may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date shares are issued or, if later, the date provided by the Committee at the time of grant of the stock unit award. Stock unit awards may relate, in whole or in part, to certain performance criteria established by the Committee at the time of grant. The Committee will determine the effect of termination of employment of a stock unit award recipient (by reason of death, retirement, disability or otherwise) during any applicable vesting period. The Committee may waive or remove any restriction or limitation to which a stock unit award was made at the date of grant.

Awards to Covered Employees

The Amended and Restated LTIP permits the Committee to grant “Qualified Performance-Based Awards” to “Covered Employees” as defined by Code Section 162(m)(3), which currently consists of the chief executive officer and the three highest compensated executive officers of the Company other than the chief executive officer and the chief financial officer. These Qualified Performance-Based Awards are intended to qualify as performance-based pay under Code Section 162(m) to enable the Company to deduct the compensation paid to the Covered Employees attributable to these awards. In general, Code Section 162(m) limits the deduction for compensation paid to the Covered Employees to a dollar limitation ($1,000,000), but permits performance-based pay to be deductible without regard to the dollar limitation.

If an award is a stock option grant with an exercise price equal to the fair market value of the underlying shares of common stock on the date of grant, the award may qualify as performance-based pay under Code Section 162(m).

If Qualified Performance-Based Awards are granted, then the Committee will establish performance goals based on the attainment of one or more of the following measures with respect to the Company or an affiliate, or a subsidiary, division or department of the Company or an affiliate: revenue growth; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; pre- or after-tax income from continuing operations; pre- or after-tax income excluding extraordinary, unusual or non-recurring items; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels. These goals may be based on attaining specified levels of Company performance under one or more of the measures described above in absolute terms or relative to a base period or the performance of other companies.

The Committee will establish the relevant goals at a time when the outcome is substantially uncertain, and the Committee will certify whether the goals have been attained. This process of establishing goals and confirming their attainment is intended to comply with Code Section 162(m) and permit the Award to qualify as deductible performance-based pay.

Cash Payments and Dividends on Awards

The Committee may determine, in its discretion, that dividends or dividend equivalents are to be payable with respect to an award or that cash payments may be made in lieu of, or in addition to, an award, subject to the following rules. Cash payments, dividends or dividend equivalents will be payable at the time and pursuant to the payment schedule specified by the Committee at the time of grant, subject to the requirements of Code Section 409A, or, if the Committee does not provide a time and schedule of payment at the time of grant, any dividends or dividend equivalents will be payable in a lump sum on the date the dividend is payable to shareholders generally, and cash payments generally will be payable in a lump sum within 90 days after the participant’s separation from service. To the extent required by Code Section 409A, such payments will be delayed until six months after the participant’s separation from service. If dividends or dividend equivalents are to be payable with respect to an award, (a) payment of dividends or dividend equivalents with respect to an option or stock appreciation right (but not with respect to any shares issued with respect to such option or stock appreciation right) will not be conditioned on the exercise of an option or stock appreciation right, and (b) cash payments will not be conditioned on the exercise of an option or stock appreciation right or otherwise be structured in such a way as to reduce the exercise price of the option or stock appreciation right. To the extent that an award provides for deferred compensation subject to Code Section 409A(a)(2), any cash payments provided in lieu of an award may not change the timing of payment of the award.

Outside Directors’ Restricted Stock Units

Each “outside director” who is a member of the Board of Directors as of the conclusion of an annual meeting of shareholders, beginning with Board meetings immediately following the April 2009 Annual Meeting of Shareholders, will automatically be granted restricted stock units for shares of the Company’s common stock on the date of such annual meeting, with the number of shares to be determined by dividing the grant value, which is the annual grant dollar value authorized by the Board of Directors not to exceed $100,000 per year, by the closing price of the Company’s common stock on the New York Stock Exchange on the date of such annual meeting of shareholders. The restricted stock units will vest in equal 25% increments on each of the first four anniversaries of the date of grant. Grantees will only be entitled to receive shares of the Company’s common stock relating to vested restricted stock units and then only upon leaving the Board of Directors; except that upon a “change in control,” all unvested restricted stock units will automatically vest and grantees will be entitled to receive all such vested restricted stock units as of the change in control. Additionally, all unvested restricted stock units will automatically vest if a director’s termination of service from the Board of Directors is due to his or her death, or after he or she has served continuously on the Board of Directors for at least five years as of the time of termination and for at least 360 days after the date the restricted stock units are granted. These restricted stock units will be subject to such other terms and conditions as the Committee may specify.

Outside Directors’ Shares

Under the Amended and Restated LTIP, outside directors may elect, on an annual basis, to have the payment of all or part (in 10% increments) of their annual retainer, meeting fees and committee meeting fees deferred in the form of common stock having, on the last trading day of each month in which the fees are earned, a fair market value equal to the deferred fees. As fees are earned and converted, the Company is to deposit an equal number of shares into a Rabbi trust to provide for the payment of the deferred fees. All dividends paid on the shares in the trust will also be paid to and retained in the trust and credited to the directors. The amounts in the trust will remain subject to the claims of the Company’s creditors, and the interests of the outside directors in the trust may not be sold, assigned, transferred or encumbered, except by the laws of descent and distribution.

Cash America Net Holdings, LLC Plan

As a component of the awards that may be granted under the Amended and Restated LTIP, the Company has adopted the 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (the “Net Holdings Plan”) as a sub-plan under the LTIP. The Net Holdings Plan is effective as of October 31, 2008, subject to shareholder approval of the Amended and Restated LTIP, and will terminate on December 31, 2014. All awards made under the Net Holdings Plan in shares of Company common stock will reduce the awards that may otherwise be made in shares of Company common stock under the Amended and Restated LTIP. All full-time administrative or management employees of CashNetUSA or its subsidiaries and affiliates are eligible to participate in the Net Holdings Plan, which will be administered by the Committee. Shareholder approval of the Amended and Restated LTIP will also constitute approval of the Net Holdings Plan.

The following summary of the Net Holdings Plan is qualified in its entirety by reference to the full text of the Net Holdings Plan, which is attached to this proxy statement as APPENDIX B.

Under the Net Holdings Plan, the Committee may award a total of up to 1,000,000 units. No units may be awarded after July 31, 2011. Each unit will have a unit value equal to the amount determined by dividing (a) the amount by which (i) the percentage specified in the Net Holdings Plan of the consolidated earnings of CashNetUSA and any business that CashNetUSA develops or manages on behalf of the Company, before interest, income taxes, depreciation and amortization expenses (the “CashNetUSA EBITDA”), as such for the 12 months ending on the last day of the quarter immediately preceding the applicable vesting date of the award, exceeds (ii) the same percentage of the CashNetUSA EBITDA for the 12 months ending on the last day of the quarter immediately preceding the grant date of the award, by (b) the 1,000,000 units that may be awarded under the Net Holdings Plan. Calculation of the CashNetUSA EBITDA is subject to certain adjustments as described in the Net Holdings Plan. As of March 4, 2009, a total of 672,714 units have been awarded under the Net Holdings Plan.

Units will vest in increments of 33 1/3% on each of the first three anniversaries of the grant date of the award, or will fully vest upon a “change in control.” A change in control is an event that is (i) a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, or (ii) a change in the ownership of Cash America Net Holdings, LLC, a change in the effective control of Cash America Net Holdings, LLC or a change in the ownership of a substantial portion of the assets of Cash America Net Holdings, LLC, all as defined in Code Section 409A, with certain permitted adjustments. In addition to the vesting requirements, no amount will be paid to a participant who was an officer of the Company on the date the award was granted unless the compounded annual growth rate of the CashNetUSA EBITDA for the period between the last day of the quarter immediately preceding the grant date and the last day of the quarter immediately preceding the applicable vesting date equals or exceeds a certain percentage specified in the Net Holdings Plan.

After the first annual vesting date for an award, a participant will be paid 25% of the total value of the vested units on that vesting date. After the second annual vesting date, a participant will be paid the amount by which 25% of the value of all of the units vested as of the second vesting date (including the units that vested on the first vesting date) exceeds the amount paid to the participant in connection with the first vesting date. After the third vesting date, a participant will be paid the amount by which the total value of all of the participant’s vested units at that vesting date exceeds the amounts paid to the participant on the first two vesting dates.

Payments under the Net Holdings Plan to non-officer participants will be in cash. Unless the Committee determines otherwise, participants who were officers of the Company on the date an award was granted will receive payments for the awards in the form of shares of common stock for the first two vesting dates and on the third vesting date will receive a payment in shares for the amount by which 25% of the total unit value at that date exceeds the amounts paid to the participant on the first two vesting dates, and will receive the remainder in cash. These shares may only be issued in payment for awards under the Net Holdings Plan if there are an adequate number of authorized shares available for issuance under the Amended and Restated LTIP. Shares issued in payment for awards will be valued at the average closing price of the Company’s common stock on the New York Stock Exchange for the 20 days preceding the vesting date. Upon a change in control, the date of the change in control will be deemed to be the third vesting date, and the amount payable under an award and the value of the common stock will be determined as of the quarter ended immediately preceding the change in control.

If the employment of a participant in the Net Holdings Plan is terminated for any reason other than cause, the participant will forfeit all interest in the unvested portion of any awards, and if terminated for cause, will forfeit the entire portion of any award that is not payable on or before the termination.

Amendment and Termination of the Amended and Restated LTIP

The Board of Directors may amend, alter, suspend, discontinue or terminate the Amended and Restated LTIP or any portion thereof at any time, except that no amendment may be made that would cause a participant to become subject to tax under Code Section 409A(a)(1) and no such amendment may be made without shareholder approval if the amendment (a) is required to be approved by shareholders to comply with applicable laws or rules, (b) increases the number of shares of Company common stock reserved for issuance under the Amended and Restated LTIP or (c) would cause the Company to be unable to grant Incentive Stock Options.

Change in Control

In order to preserve the rights of participants in the event of a Change in Control (as defined in the Amended and Restated LTIP), the Committee in its discretion may, at the time a grant is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an award, (ii) provide for the purchase of the award upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (iii) adjust the terms of the award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interests of the Company.

Deferrals

If permitted by the Committee for a given award, an award may be deferred (and paid in a form permitted by the Committee) at the election of a participant. If a participant is granted an award that is subject to a condition requiring the participant to continue to provide services for a period of at least 12 months from the date of grant of the award to avoid forfeiture of payment of the award, an election to defer payment of the award may be made on or before the 30th day after the date the award is granted.

New Plan Benefits

Grants that will be made under the Amended and Restated LTIP are not currently determinable. The following table sets forth the grants that have been made under the LTIP (a) prior to September 30, 2008 and remain outstanding and unvested or have vested but delivery deferred, as of March 4, 2009, and (b) since September 30, 2008 under the LTIP and those that have been made subject to shareholder approval of the Amended and Restated LTIP, to each of the following individuals or groups: each of the executive officers named in the Summary Compensation Table, all executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group.

	Awards Prior to September 30, 2008				Awards After September 30, 2008
Name and Principal Position	Number of Outstanding Shares of Restricted Stock and RSUs (1)	Market Value of Outstanding Shares of Restricted Stock and RSUs at Date of Grant (2)	Number of Unvested Performance Shares or Units (3)	Market Value of Unvested Performance Shares or Units (4)	Number of Shares of Restricted Stock or RSUs (5)	Market Value of Restricted Stock at Date of Grant (6)	Number of RSUs Awarded as Performance Awards (7)	Market Value of RSUs Awarded as Performance Awards (8)	Number of Net Holdings Plan Units (9)	Market Value of Net Holdings Plan Units (10)
Daniel R. Feehan CEO and President	45,483	$1,347,027	15,202	$447,395	18,072	$318,248	22,586	$397,739	—	—

Thomas A. Bessant, Jr. Executive VP – CFO	10,807	$341,996	3,130	$92,116	12,620	$222,238	4,837	$85,180	—	—

James H. Kauffman(11) Former Executive VP – Corporate Development	7,465	$212,031	—	—	—	—	—	—	—	—

Dennis J. Weese President and COO – Retail Services Division	4,246	$124,959	2,060	$60,626	11,520	$202,867	4,416	$77,766	—	—

John A. McDorman Former President – Shared Services Division	—	—	—	—	—	—	—	—	—	—

Jerry D. Wackerhagen Former President – Retail Services Division	—	—	—	—	—	—	—	—	—	—

All executive officers as a group – consists of 5 persons as of March 4, 2008	68,427	$2,073,362	22,013	$647,843	50,440	$888,248	34,993	$616,227	160,002	$8,702

All non-employee directors as a group	48,975	$1,320,560	—	—	—	—	—	—	—	—

All employees as a group (excluding executive officers)	89,931	$2,771,375	—	—	80,984	$1,426,132	—	—	512,712	$26,911

(1)	Includes unvested RSUs and vested RSUs whose delivery has been deferred.

(2)	Values determined based on the closing price of our common stock on the day preceding the applicable grant date for each respective grant of RSUs.

(3)	See the “Grants of Plan-Based Awards for Fiscal 2008” table below for a description of these Performance RSUs.

(4)	The amounts in this column were calculated by multiplying the number of Performance RSUs granted in 2008 by $29.43, the closing price of our common stock on January 22, 2008, the day preceding the grant date.

(5)	Awarded January 28, 2009.

(6)	The amounts in this column were calculated by multiplying the number of RSUs granted in 2009 by $17.61, the closing price of our common stock on January 27, 2009, the day preceding the grant date.

(7)	Awarded January 28, 2009. From 0% to 100% of these shares will be eligible to vest on January 1, 2012 subject to the Company’s achieving certain financial performance goals.

(8)	The amounts in this column were calculated by multiplying the number of Performance RSUs granted in 2009 by $17.61, the closing price of our common stock on January 27, 2009, the day preceding the grant date.

(9)	Awards granted October 31, 2008 and January 28, 2009.

(10)	Units having 36-month performance cycles were awarded on October 31, 2008 and January 31, 2009, and amounts payable under the Net Holdings Plan are based on the increase in CashNetUSA EBITDA over that 36-month period. The values in this column represent amounts that would be payable under the Net Holdings Plan based on the increase in earnings of CashNetUSA through the most recent quarter ending before March 4, 2009, assuming all vesting requirements are met. These values do not reflect projections of future CashNetUSA EBITDA for calendar quarters ending after March 4, 2009.

(11)	Mr. Kauffman left the Company on January 16, 2009, the number of RSUs shown relates to vested and deferred RSUs that had not been delivered to him as of March 4, 2009.

Federal Income Tax Consequences

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards made under the Amended and Restated LTIP.

Exercise of Incentive Stock Option and Subsequent Sale of Shares

A participant who is granted an Incentive Stock Option does not realize taxable income at the time of the grant or at the time of exercise. If the participant makes no disposition of shares acquired pursuant to the exercise of an Incentive Stock Option before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”), any gain (or loss) realized on the disposition will be recognized as a long-term capital gain (or loss). Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a participant will recognize in the year of a disqualifying disposition generally will be the lesser of (i) the excess of the amount realized over the exercise price, or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on that ordinary income. Finally, in addition to the ordinary income described above, the participant will recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, and such gain will be long-term or short-term capital gain depending on the participant’s post-exercise holding period for such shares.

Special tax rules apply when all or a portion of the exercise price of an Incentive Stock Option is paid by delivery of already owned shares, but generally it does not materially change the tax consequences described above. However, the exercise of an Incentive Stock Option with shares that are, or have been, subject to an Incentive Stock Option, before such shares have satisfied the statutory holding period, generally will result in the disqualifying disposition of the shares surrendered.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A participant who is granted a Nonqualified Stock Option does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay, applicable employment taxes on that ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of a Nonqualified Stock Option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-exercise holding period for such shares.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

A participant who has been granted an award of restricted stock generally does not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay, applicable employment taxes on such ordinary income. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for such shares after their restrictions lapse.

Restricted Stock Units

A participant who has been awarded a restricted stock unit generally does not realize taxable income at the time of the grant. When shares are issued under the award, the participant will recognize ordinary income in an amount equal to the fair market value of the shares delivered at the time they are delivered and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay, applicable employment taxes on such ordinary income. Upon the subsequent disposition of the shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for such shares after their restrictions lapse.

SARs, Performance Shares, Performance Units and Stock Unit Awards

A participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares, and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

A participant who has been awarded a performance share, performance unit or a stock unit award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

The ordinary income recognized by a participant in connection with a SAR, performance share, performance unit or a stock unit award is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay, applicable employment taxes on such ordinary income.

To the extent, if any, that shares are delivered to a participant in satisfaction of either the exercise of a SAR, or the payment of a performance share, performance unit or stock unit award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-delivery holding period for such shares.

Outside Directors’ Shares

An outside director who elects to have payment of his fees deferred and paid in the form of common stock does not realize taxable income at the time the fees are earned, but does recognize ordinary income at the time the common stock is paid equal to the amount of the fair market value of shares delivered. The Company generally will be entitled to a deduction at that time for the amount of ordinary income recognized by the outside director.

Code Section 409A

Code Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004 to govern the tax treatment of nonqualified deferred compensation arrangements. Awards that provide for deferred compensation must comply with the requirements of Code Section 409A regarding the timing of participants’ elections to defer compensation, the events that can trigger the payment of deferred compensation and the timing of such payments. Certain officers may not begin to receive deferred compensation that is payable by reason of separation from service until six months after the officer separates from service.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan

PROPOSAL 3

PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

UNDER THE COMPANY’S LONG-TERM INCENTIVE PLAN

The Board of Directors has approved an amendment to the Company’s 2004 Long-Term Incentive Plan (the “LTIP”), subject to the approval of the Company’s shareholders, to increase the number of shares authorized for issuance under the LTIP by an additional 1,850,000 shares of common stock, which would bring the number of shares authorized under the LTIP to 2,700,000. If Proposal No. 2 (“Proposal to Approve the Amendment and Restatement of the Company’s 2004 Long-Term Incentive Plan”) above, to amend and restate the Company’s 2004 Long-Term Incentive Plan (the “Amended and Restated LTIP”), is approved by our shareholders, this increase in the number of authorized shares will apply to the Amended and Restated LTIP. The number of shares authorized and available for issuance under the LTIP or the Amended and Restated LTIP if it is approved by shareholders (which ever plan is in effect following the 2009 Annual Meeting of Shareholders, the “Plan”) will be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization or similar action.

As of March 4, 2009, the aggregate number of shares subject to awards that remain outstanding/unvested under the Company’s 1994 Long-Term Incentive Plan and the LTIP are (i) 607,545 stock options with a weighted average exercise price of $9.3771 and a weighted average remaining term of 2.27 years, and (ii) 581,081 restricted stock units. The aggregate number of shares available for future grants under the LTIP is 344,411, and the Company no longer makes grants under the Company’s 1994 Long-Term Incentive Plan. Any shares granted under the 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC will reduce the awards that may otherwise be made under the Amended and Restated LTIP if it is approved by shareholders. The total shares available for issuance upon the approval of this amendment would be 2,194,411.

We are requesting the increase in the number of shares authorized for issuance under the Plan because we believe that the Plan operates in the best interests of the Company and its shareholders by attracting, retaining and motivating employees, officers, directors and consultants to achieve longer-range performance goals and enabling the award recipient to participate in the long-term growth and financial success of the Company by acquiring a proprietary interest in the Company. See Proposal 2 above for additional information regarding the Plan.

The proposed amendment, if approved by shareholders, would be made effective by amending the Plan. The first sentence of Section 5 of the Plan, will be replaced in its entirety by the following sentence: “Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 2,700,000 Shares, of which, as of March 4, 2009, 146,772 Shares had been issued under the Plan (including 36,946 Shares that were delivered to the Company by the Participant in accordance with Section 14(a) of the Plan and are again available for granting Awards), 395,763 Shares are subject to outstanding Awards under the Plan, and 2,194,411 shares are available for issuance under the Plan.”

The Board of Directors unanimously recommends a vote FOR the proposal to increase the number of shares authorized for issuance under the Company’s 2004 Long-Term Incentive Plan.

PROPOSAL 4

RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2009 subject to your ratification.

The Board of Directors is asking you to ratify the selection of PricewaterhouseCoopers LLP. Although our bylaws do not require this ratification, the Board of Directors believes that the selection of the independent registered public accounting firm is an important matter of shareholder concern and that a proposal that shareholders ratify this selection is an important opportunity for you to provide direct feedback to the Board of Directors on an important issue of corporate governance. If our shareholders do not ratify the selection, we will consider that action as a direction to the Audit Committee and the Board of Directors to consider the selection of a different firm. Even if you do ratify this selection, the Audit Committee can select a different independent registered public accounting firm, subject to ratification by the full Board of Directors, whenever it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement.

The Board of Directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.

Audit and Non-Audit fees

Fees paid to PricewaterhouseCoopers LLP during the last two fiscal years were as follows:

	2008	2007	Description of Fees
Audit Fees:	$876,248	$742,500	Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, the audit of internal control over financial reporting, and statutory audits of subsidiaries required by governmental or regulatory bodies.

Audit-Related Fees:	$293,094	-0-	Audit-related fees consist of acquisition due diligence services.

Tax Fees:	-0-	-0-	We paid no tax-related fees to PricewaterhouseCoopers LLP during the last two fiscal years.

Other Fees:	-0-	-0-	We paid no other fees to PricewaterhouseCoopers LLP during the last two fiscal years.

Total:	$1,169,342	$742,500

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee must pre-approve all auditing services and permitted non-audit services that the independent registered public accounting firm is to perform for the Company, subject to the requirements of applicable law.

Before engaging the independent registered public accounting firm for the next year’s audit, our management will present a proposal to the Audit Committee describing the services in each of four categories of services (audit services, audit-related services, tax services and other services) that the firm is expected to render during the next year and a budget for fees related to such services.

After the Audit Committee has approved the proposal, it must approve any fees that exceed the budgeted amount for a particular category of services or the engagement of the independent registered public accounting firm for any services not included in the proposal. The Audit Committee periodically monitors the services rendered by, and actual fees paid to, the independent registered public accounting firm to ensure that such services are within the parameters that the Audit Committee has approved.

The Audit Committee pre-approved all of the Audit and Audit-Related Fees for 2007 and 2008.

PROPOSAL 5

SHAREHOLDER PROPOSAL

We have been notified that two shareholders intend to jointly present the following proposal for consideration at the annual meeting, which we are presenting as submitted to us. The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a negative vote on the proposal. Broker non-votes will not be considered entitled to vote on the proposal and will not be counted in determining the number of shares necessary for approval of the proposal.

Proposal

Christian Brothers Investment Services, Inc., 90 Park Avenue, 29th Floor, New York, NY 10016, which held 5,200 shares as of November 13, 2008, and the Benedictine Sisters of Boerne, Texas, 285 Oblate Drive, San Antonio, TX 78216, who owned at least $2,000 of Cash America common stock as of November 26, 2008, have notified us that they intend to jointly present the following proposal for consideration at the annual meeting:

“Payday Lending: 2009 – Cash America International, Inc.

WHEREAS:

Our company provides consumer cash advances, or “payday loans,” but unlike many financial services providers, our company makes little effort to ensure the suitability of its products for borrowers.

The industry claims that these loans are for occasional short-term cash needs only, yet many borrowers obtain frequent payday loans. According to a 2003 Iowa Banking Division study, the average payday borrower in Iowa received 12 such loans per year, suggesting that many people may be using cash advances to roll over or “flip” earlier payday loans.

According to the Coalition for Responsible Lending, the average payday loan borrower pays nearly $800 to repay a loan of $325. Since most payday loan customers are of low or moderate income, frequent roll-overs of cash advances could result in a “debt trap” from which some would be unable to emerge.

Critics have identified several industry activities as “predatory,” including:

•	Triple digit interest rates and poor disclosure of borrowing costs;

•	Loan flipping;

•	Mandatory arbitration clauses; and

•	Little or no consideration of borrowers’ ability to repay.

Policymakers are increasingly restricting the practice of payday lending:

•	All four national banking regulators effectively prohibit banks under their supervision from marketing payday lending products.

•	At least eleven states passed laws that effectively end the practice, with the District of Columbia doing so in September 2007.

•	Federal law caps loans to U.S. Military service personnel at 36%.

•	Legislation recently introduced in Congress would ban lending based on post-dated checks or debits drawn on depositary institutions, a key industry practice.

The academic and political consensus is increasingly that payday loans harm the interests of working poor and military customers. The media has extensively covered the high financial and professional price military customers pay for payday loans, and the industry has been criticized for targeting military families for “predatory” loans.

Resolved: Shareholders request that the board of directors of Cash America form an independent committee of outside directors to (1) oversee the amendment of current policies and the development of enforcement mechanisms to prevent employees or affiliates from engaging in predatory lending practices; and (2) provide a report to shareholders that offers assurances about the adequacy of the policy and its enforcement, by May 2009.

Supporting Statement

Shareholders have no means of evaluating the effectiveness of current company policies. Reports to shareholders on our company’s anti-predatory lending policies should include:

•	Metrics to determine whether loans were consistent with the borrowers’ ability to repay;

•	Results of our company’s efforts to be transparent regarding the terms of loan amounts; and

•	An assessment of the reasonableness of collection procedures.

Policies must be accompanied by thorough internal controls and public reporting to allow shareholders to evaluate the company’s success in complying with its own standard.”

The Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons:

The Board of Directors believes that the proposal is not in the best interests of Cash America or its shareholders and is unnecessary, as we already have procedures and controls in place to address the concerns it identifies.

We have been in the business of providing financial services to our customers for over 24 years and have provided short-term cash advances, also known as payday loans, for nearly 11 years. Our experience has provided us an in-depth knowledge of the types of financial services that our customers want and that are suitable to their needs and their ability to repay. In our cash advance business, we evaluate our customers’ ability to repay and facilitate our lending decisions by using our own proprietary credit scoring models and credit scoring models of third parties with vast experience in the cash advance industry. We do not make a loan if we believe a customer cannot repay it.

Several of the state laws that govern our cash advance products create suitability standards by dictating how much we can advance to a customer based on the customer’s income and/or prior loan activity, or by limiting the number of loans that our customers can receive. Many of these state laws also impose extensive licensing and disclosure requirements, limitations on rollovers and a variety of other consumer protections. These laws were vigorously debated in formal legislative processes and provide parameters deemed appropriate for residents within each state. In addition, Cash America’s cash advance products are not available to military personnel as a result of a federal law limiting the interest rate charged to military personnel.

We are also a leading member of several state cash advance trade associations and the Community Financial Services Association of America (the “CFSA”), a national association of responsible lenders that promotes cash advance legislation and regulation providing payday advance customers with substantive consumer protections while preserving their access to short-term credit options, and encourages responsible industry practices. We adhere to guidelines that the CFSA has developed as best practices, and requires that its members follow, to promote responsible lending practices in the payday loan industry, and to ensure that our customers have complete information about their loan and are treated fairly and in compliance with the laws applicable to their loan. Among other things, the guidelines developed by the CFSA include:

•	Fully disclosing the terms of each loan, including prominent disclosure of the annual percentage rate, as required by the Federal Truth in Lending Act and applicable state laws;

•

Providing customers who are unable to repay a loan according to its original terms an opportunity, at least once in a 12-month period, to repay the loan in installments over an extended period at no extra cost;

•	Limiting the number of times a customer can extend an outstanding advance to not more than four times, and only if such extensions are allowed under applicable state law;

•	Requiring that any rates or fees charged are permitted by state or federal law;

•	Providing customers the right to rescind any cash advance transaction on or before the close of the following business day without incurring any charges on the loan;

•

Promoting responsible use of cash advances and informing customers of the intended use of the cash advance service, so that they understand which uses of this short-term loan product are appropriate; and

•	Collecting past due amounts in a professional, fair and lawful manner, and in accordance with the collection limitations contained in the Fair Debt Collection Practices Act and applicable state laws.

We already disclose in our SEC filings information about the performance of our cash advance portfolio, including metrics concerning loans written and the magnitude of loan losses sustained by lending to this customer group. We believe that these disclosures provide an effective means for our shareholders to evaluate our cash advance practices and procedures. In addition, since we believe our proprietary loan scoring criteria provides us with a competitive advantage in the cash advance industry, disclosure of the information requested by the proponents could compromise that competitive advantage. Accordingly, we believe that developing and maintaining the additional reporting proposed by the proponents would serve mainly to impose additional time, resource and expense burdens without providing meaningful additional benefit to our shareholders.

Several recent academic studies have concluded that payday lending is beneficial to customers and provides them a valuable credit alternative. A recent study conducted by the Federal Deposit Insurance Corporation (the “FDIC”) found that the per annum costs of overdraft fees charged by FDIC-regulated institutions were significantly more expensive than cash advance products when the FDIC tested overdraft fees against the same annual percentage rate calculation applied to cash advance products. Additionally, a November 2007 report prepared by staff members of the Federal Reserve Bank of New York has concluded that consumers in areas without access to payday loans experience increased credit problems, such as higher bounced check fees and late charges, more problems with debt collectors and other lenders, more sales of personal assets to stave off bankruptcy, increases in Chapter 7 bankruptcies, and greater overall financial distress. We believe our products provide a valuable tool to our customers to meet their financial needs and avoid these types of distress.

We are proud of our record in providing financial services to persons for whom traditional lending sources are unavailable or unsuitable. We believe that our products provide a valuable credit alternative to our customers.

BOARD STRUCTURE, CORPORATE GOVERNANCE MATTERS

AND

DIRECTOR COMPENSATION

Meetings and Committees of the Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, Management Development and Compensation Committee and Nominating and Corporate Governance Committee. Committee members are named below. All members of the three standing committees are independent directors.

Audit	Management Development and Compensation	Nominating and Corporate Governance
Daniel E. Berce (chair)	James H. Graves (chair)	Timothy J. McKibben (chair)
James H. Graves	Daniel E. Berce	B.D. Hunter
Timothy J. McKibben	A. R. Dike	Alfred M. Micallef

Audit Committee. The Audit Committee’s principal responsibilities are described under “Audit Committee Report” found later in this proxy statement. The Audit Committee Report also describes the independence and “audit committee financial expert” status of Audit Committee members.

Management Development and Compensation Committee. The Management Development and Compensation Committee’s responsibilities include (i) overseeing the Company’s incentive compensation plans and equity-based plans, (ii) developing and overseeing the Company’s succession planning and leadership development efforts and (iii) annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on that evaluation. The Management Development and Compensation Committee also administers the Company’s 2004 Long-Term Incentive Plan and would administer the Company’s amended and restated 2004 Long-Term Incentive Plan. The full Board of Directors reviews the committee’s decisions and recommendations relating to executive compensation. See “Executive Compensation – Compensation Discussion and Analysis – Overview of Executive Compensation” for further discussion.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers and recommends to the Board of Directors qualified candidates for inclusion on the slate of nominees for the Board of Directors. It also assists in developing and recommending corporate governance principles and practices, including determining director independence and committee membership.

Meetings. During 2008:

•	the Board of Directors held six meetings and acted by unanimous written consent once;

•	the Audit Committee held five meetings;

•	the Management Development and Compensation Committee held five meetings and acted by unanimous written consent once;

•	the Nominating and Corporate Governance Committee held four meetings; and

•	the non-management members of the Board of Directors held four executive sessions.

All directors attended 75% or more of meetings of the Board and committees on which they serve, and seven attended our 2008 Annual Meeting. While we do not have a formal policy requiring them to do so, we encourage our directors to attend the Annual Meeting and expect that they will. Non-management members of the Board of Directors hold regular executive sessions in conjunction with each of the Board’s regularly scheduled meetings and at other times as they may deem necessary.

Director Qualification Criteria

Candidates for director are selected for their character, judgment, business experience and acumen. Financial expertise and familiarity with national and international issues affecting our business are among the relevant criteria. Our Corporate Governance Principles also require that a majority of the Board of Directors meet the New York Stock Exchange’s (“NYSE”) listing standards for independence criteria.

Directors’ Compensation

Each director, including Mr. Feehan, receives a $5,000 quarterly retainer and a meeting fee of $1,500 per Board meeting attended. Each of our directors other than Mr. Feehan also receive an annual grant of restricted stock units (“RSUs”) having a value of $40,000. The Audit Committee chair receives an additional annual retainer of $8,000, and the chairs of the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee each receive additional annual retainers of $5,000. All committee members receive meeting fees of $1,000 for each committee meeting attended. The Board of Directors has authorized increases in the compensation of directors beginning with the April 2009 Board meetings providing that each director will receive a $6,250 quarterly retainer, a meeting fee of $2,000 per Board meeting attended and, subject to shareholder approval of Proposal 2 (“Proposal to Approve the Amendment and Restatement of the Company’s 2004 Long-Term Incentive Plan”), an annual grant of RSUs having a value of $60,000. The Audit Committee chair will receive an additional annual retainer of $6,500, and the chairs of the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee will each receive additional annual retainers of $5,000. All committee members will receive meeting fees of $1,250 for each committee meeting attended. At the April 2010 Board meetings, the quarterly retainer each director will receive will be increased to $8,750 and, subject to shareholder approval of Proposal 2 (“Proposal to Approve the Amendment and Restatement of the Company’s 2004 Long-Term Incentive Plan”), the value of the annual grant of RSUs will be increased to $80,000.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in cash ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)		Total($)
Jack R. Daugherty	$26,000		$40,025		$17,025	(3)	$83,050
Daniel R. Feehan		(4)		(4)		(4)		(4)
Daniel E. Berce Chairman of the Audit Committee	$43,000		$26,681		—		$69,681
A.R. Dike(5)	$30,000		$40,025		—		$70,025
James H. Graves Chairman of the MD&C Committee	$42,000		$40,025		—		$82,025
B. D. Hunter	$30,000	(6)	$40,025		—		$70,025
Timothy J. McKibben Chairman of the N&CG Committee	$36,500		$40,025		—		$76,525
Alfred M. Micallef	$32,500		$40,025		—		$72,525

(1)	The amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in compliance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share Based Payment” (“SFAS 123R”) for restricted stock unit (“RSU”) awards under the 2004 Long-Term Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2007 and 2008, as filed with the Securities and Exchange Commission.

(2)

On April 23, 2008, the Company granted 958 RSUs to all directors except Mr. Feehan. These RSUs were valued at $41.78 per share, the closing price of our common stock as of the day preceding the grant date; the aggregate market price of each director’s RSUs was $40,025. One-fourth of the RSUs vest on each of the first four grant date anniversaries, except that after the 360th day following the grant date, any unvested RSUs for directors who have served on the Board of Directors for five or more years will automatically become fully vested if such director’s service with the Board of Directors is terminated. In addition, all unvested RSUs granted in 2008 will automatically vest if the director’s service to the Board of Directors terminates as a result of his death. All directors other than Mr. Berce have served for more than five years. Each vested RSU entitles the director to receive one share of the Company’s common stock upon his departure from the Board of Directors. The number of unvested RSUs (excluding unvested RSUs that would automatically vest upon the director’s termination of service for any reason other than death) held by each of the directors at December 31, 2008 was 958 for Mr. Daugherty; 2,243 for Mr. Berce; 958 for Mr. Dike; 958 for Mr. Graves; 958 for Mr. Hunter; 958 for Mr. McKibben; and 958 for Mr. Micallef.

(3)	Represents payment by the Company of the actual cost of Mr. Daugherty’s medical and term life insurance premiums.

(4)	Mr. Feehan’s compensation, including director fees, is reported in the Summary Compensation Table later in this proxy statement.

(5)	Mr. Dike has elected not to run for re-election to the Board of Directors at the 2009 Annual Meeting.

(6)	Mr. Hunter elected to defer his compensation. Non-employee directors may elect to defer all or part of their cash compensation in a calendar year pursuant to the terms of the Company’s 2004 Long-Term Incentive Plan. Deferred amounts are in the form of Company common stock, the amount of which is based on the closing price of the common stock on the last trading day of the month in which the cash compensation is earned. The non-employee director is entitled to receive the common stock upon retirement or separation of service from the Board of Directors for any reason.

Corporate Governance

The Board of Directors has adopted:

•	a Code of Business Conduct and Ethics to govern the conduct of all of the officers, directors and employees of the Company;

•	Corporate Governance Principles, which detail the functions, activities and administration of the Board of Directors and its committees; and

•	charters for the Audit Committee, the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee.

You can access the Code of Business Conduct and Ethics, Corporate Governance Principles, and committee charters on the Investor Relations portion of our website at www.cashamerica.com, under “Corporate Governance Documents.” You may also request printed copies from the Corporate Secretary.

Under the Corporate Governance Principles, the Chair of the Nominating and Corporate Governance Committee serves as presiding director in all meetings of non-management directors.

Director Independence

In accordance with NYSE rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the guidelines it has adopted, which include all the elements of independence set forth in the NYSE’s listing standards.

When considering a director’s or nominee’s independence, the Board of Directors also considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships the individual or members of the individual’s family may have with us. In particular, the Board of Directors considered the ownership of six Cash America pawnshop franchises directly or indirectly controlled by B. D. Hunter and members of his family, and James H. Graves’ relationship with an affiliate of Texas Capital Bank, a lender under our credit facility with Wells Fargo Bank, N.A., when evaluating their independence.

Based on these standards and considerations, the Board of Directors has determined that each of our directors other than Messrs. Daugherty, Feehan and Goldstein (if elected) is independent under the NYSE’s listing standards and applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors also determined that Daniel R. Feehan, our President and Chief Executive Officer, Jack R. Daugherty, our Chairman of the Board of Directors and former Chief Executive Officer, and Albert Goldstein, the President of the Company’s Internet Services Division from July 2007 until October 2008 and Executive Vice President of Internet Lending for the Company from September 2006 through August 2007, are not independent under these rules.

Transactions with Related Persons

Our written related person transaction policy, which we adopted in July 2007, governs the review of any transaction, or series of transactions, involving amounts greater than $120,000 in which a director, director nominee, executive officer, 5% shareholder, members of their immediate families, or any entity of which any such person is an officer, director or 5% shareholder (each, a “related person”) has a direct or indirect material interest. The policy does not cover transactions or series of transactions that are available to all Company employees generally or that involve less than $120,000.

The Nominating and Corporate Governance Committee (the “N&CG Committee”), or another Board of Directors committee comprised of at least three independent directors, must approve, ratify or refer to the full Board of Directors related person transactions involving amounts from $60,000 to $120,000. It must make recommendations to the full Board of Directors concerning related person transactions involving higher amounts, which the full Board of Directors must consider. A director may not participate in the review or approval of any transaction involving himself or any of his affiliates or family members. We would seek shareholder approval for a related person transaction if required by NYSE rules, our articles of incorporation or applicable law.

If it is impractical or undesirable to wait until a Board of Directors or a committee meeting to consummate a related person transaction involving $120,000 or less, the N&CG Committee chair may review and approve the transaction. Another N&CG Committee member may review and approve the transaction if the chair is unavailable or if he, a family member or an affiliate is a party to the transaction. Such approval shall be reported to the Board of Directors at its next regularly scheduled meeting.

In evaluating a related person transaction, the Board of Directors, applicable committee or director shall determine whether the transaction is fair and reasonable to us. We are not required to obtain a fairness opinion or other third party support or advice regarding the transaction’s fairness, but the Board of Directors or committee or director reviewing the transaction has the discretion to do so. A related person transaction must also comply with our Code of Business Conduct and Ethics and any other applicable policy.

We may employ a member of an executive officer’s or director’s immediate family, if such employment is in the ordinary course of business and is consistent with the employment, compensation and termination policies and practices applicable to our other similarly situated employees. We must notify the N&CG Committee of such employment within a reasonable period after such person commences employment.

During 2008, the Company did not participate in any transactions involving amounts exceeding $120,000 and in which any director, nominee for election as director, executive officer, beneficial owner of more than 5% of our voting stock, or members of their immediate families or their affiliates had a direct or indirect material interest, except the following: From September 2006 through August 2007, Mr. Albert Goldstein, who is nominated as a director under “Proposal 1 – Election of Directors,” served as the Executive Vice President of Internet Lending for the Company and from August 2007 until October 2008, Mr. Goldstein served as the

President of the Company’s Internet Services Division. Mr. Timothy Ho was appointed as the President of the Company’s Internet Services Division in October 2008 and he has been employed by the Company since 2006. Prior to joining the Company in conjunction with the Company’s acquisition of substantially all of the assets of The Check Giant, LLC (“TCG”), d/b/a CashNetUSA, Mr. Goldstein was part-owner and the President and Chief Executive Officer of TCG and Mr. Ho was an employee of TCG. The owners of TCG are distributing to former TCG owners and certain former employees, including Mr. Goldstein (or affiliates he controls) and Mr. Ho, a portion of the proceeds of the initial purchase price and subsequent supplemental payments that the Company has paid to the sellers in connection with the Company’s September 2006 acquisition of substantially all of the assets of TCG. The sellers have made such distributions pursuant to rights that such owners and employees received from the sellers of TCG prior to the acquisition. Although the Company did not determine which of TCG’s former owners and employees receive such distributions or the amount or timing of such distributions, the Company is aware that since the September 2006 acquisition (a) Mr. Goldstein has received an aggregate of approximately $25.4 million in such distributions from the TCG sellers, of which $15.9 million was received in 2008, and (b) Mr. Ho has received an aggregate of approximately $911,000 in such distributions from the TCG sellers, of which $574,700 was received in 2008. Mr. Goldstein and Mr. Ho are expected to receive additional distributions from the TCG sellers, currently estimated by the TCG sellers to be approximately $5.1 million and $183,000, respectively, after the remaining portion of the final supplemental payment is made by the Company to TCG during the first half of 2009. Both Mr. Goldstein and Mr. Ho could receive additional amounts if the Company is required to make a true-up payment to TCG during 2009. The amount of the true-up payment, if any, and the portion thereof that could potentially be distributed by TCG to Mr. Goldstein and Mr. Ho are not yet determinable. Total compensation paid to Mr. Ho by the Company in connection with his employment during 2008 did not qualify him as one of the Company’s three most highly compensated executive officers required to be included in the Summary Compensation Table.

In connection with Mr. Goldstein’s employment with the Company, during 2008 the Company paid Mr. Goldstein $155,538 in salary and a short-term incentive bonus of $45,583 (the short-term incentive payment made in February 2008 applicable to the Company’s 2007 performance). Mr. Goldstein’s total perquisites and personal benefits during 2008 included Company contributions made to his Nonqualified Savings Plan and 401(k) plan in the aggregate amount of $3,942, supplemental executive health care benefits valued at $4,494, Company contributions to his Supplemental Executive Retirement Program account in the amount of $21,081, health care insurance premium reimbursements and club membership.

Compensation Committee Interlocks and Insider Participation

No member of the Management Development and Compensation Committee of the Board of Directors is an officer, former officer or employee of the Company or any subsidiary of the Company or has any interlocking relationship with another entity requiring disclosure. Members of the Management Development and Compensation Committee are James H. Graves (Chairman), Daniel E. Berce and A.R. Dike.

Procedure for Contacting Directors

You may communicate with the Board of Directors or with a specific director at any time by writing to the Board of Directors or that director at the Company’s address, 1600 West 7th Street, Fort Worth, Texas 76102, c/o the Corporate Secretary. We will forward all such messages that we receive and any other message that reasonably appears to be about a matter of shareholder interest and is intended for communication to the Board of Directors. We will send communications to the director to whom they are addressed as soon as practicable. We will forward messages addressed to the whole Board of Directors or to the non-management directors to the Chairman of the Nominating and Corporate Governance Committee. Because there are other appropriate avenues of communication, we will not forward messages not addressed to the Board of Directors or to any director regarding matters that are not of shareholder interest, such as general business complaints or employee grievances. The Secretary has the discretion to forward these communications to appropriate persons within the Company.

Shareholder Nominations of Directors

The Nominating and Corporate Governance Committee will consider director candidates meeting director qualification criteria who are suggested by directors, management, shareholders and search firms hired to identify and evaluate qualified candidates. Shareholders may submit recommendations in writing to the Corporate Secretary of the Company. The Secretary must receive any written recommendation by December 3, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s common stock, par value $0.10 per share, is its only outstanding class of equity securities.

Securities Owned by Principal Shareholders

The following table sets forth information as of the record date (unless otherwise noted) with respect to each person or entity who is known to the Company as of the record date to be the beneficial owner of more than five percent (5%) of the Company’s common stock, based on a review of documents publicly filed with the Securities and Exchange Commission (the “SEC”).

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Affiliates of Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	1,897,796	(1)	6.4%

Earnest Partners, LLC 1180 Peachtree St. NE, Suite 2300 Atlanta, GA 30309	1,612,991	(2)	5.5%

(1)	According to a Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, NA and its affiliates beneficially own 1,897,796 shares, have sole voting power with respect to 1,449,564 shares and the sole right to dispose of 1,897,796 shares.

(2)	According to a Schedule 13G filed with the SEC on February 13, 2009, Earnest Partners, LLC beneficially owns 1,612,991 shares, has sole voting power with respect to 566,934 shares, shared voting power with respect to 425,716 shares, and has the sole right to dispose of all 1,612,991 shares.

Securities Owned by Officers and Directors

The following table sets forth information about the beneficial ownership of our common stock as of the record date (unless otherwise noted) by our directors, nominees for election as directors, executive officers whose compensation is disclosed in the Executive Compensation section in this proxy statement and all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Daniel E. Berce	6,586		*
Jack R. Daugherty	12,866		*
A.R. Dike(3)	18,652		*
Daniel R. Feehan	425,231		1.44%
Albert Goldstein	66,551	(4)	*
James H. Graves	29,418		*
B.D. Hunter	41,712	(5)	*
Timothy J. McKibben	26,777		*
Alfred M. Micallef	7,652		*
Thomas A. Bessant, Jr.	101,267		*
Dennis J. Weese	1,148		*
James H. Kauffman(6)	190,013		*
John A. McDorman(6)	—		*
Jerry D. Wackerhagen(7)	234	(7)	*
All Directors and Executive Officers as a group (12 persons)(8)	692,403	(9)	2.34%

*	Indicates ownership of less than 1.0% of our common stock.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)	Except as otherwise indicated in this paragraph, the indicated percentages are based on 29,535,231 shares of common stock issued and outstanding on the record date. For those holding options and restricted stock units, the percentage ownership is calculated by also including as outstanding:

(a) shares underlying such options that are presently purchasable or purchasable within the next sixty days;

(b) unvested restricted stock units held by directors that vest within the next sixty days or whose vesting could accelerate upon the termination of a director’s Board service if that director has served on the Company’s Board of Directors for at least five continuous years and at least 360 days after the date of the restricted stock unit grant; and

(c) vested restricted stock units whose delivery to certain officers or directors of the Company has been deferred until after the termination of their employment or Board service, whichever the case may be.

The following shares are issuable under options that are exercisable within sixty days of March 4, 2009: Mr. Feehan – 275,000 shares; Mr. Hunter – 12,500 shares; Mr. McKibben – 12,500 shares; Mr. Bessant – 75,000 shares; and Mr. Kauffman – 100,000 shares.

Restricted stock units whose vesting could be accelerated upon a director’s termination of Board service or whose delivery has been deferred until an officer’s termination of employment or a director’s termination of Board service, as of the record date, are: Messrs. Daugherty, Dike, McKibben and Micallef – 7,652 shares each; Mr. Berce – 1,586 shares; Mr. Graves – 29,418 shares; Mr. Hunter – 14,212 shares; Mr. Feehan – 49,239 shares; Mr. Bessant – 4,101 shares; and Mr. Kauffman, who left the Company in January of 2009 – 32,154 shares whose delivery was deferred until after his separation from service. No director, except

Mr. Dike, who has elected not to run for re-election to the Board of Directors, currently intends to terminate his Board service. All of the listed officers, except Messrs. McDorman and Kauffman, each of whom separated from service from the Company in January of 2009, and Mr. Wackerhagen who separated from service from the Company in June 2008, intend to remain as officers of the Company.

(3)	Mr. Dike has pledged 14,500 shares to Morgan/Chase Bank as security for a credit line related to an investment in a gas drilling program.

(4)	This amount includes 15,000 shares held by ALG International, LLC in which Mr. Goldstein has a 33.3% interest, and 50,000 shares held by ALG Holdings, LLC in which Mr. Goldstein has a 99% interest. Mr. Goldstein is the former President of the Company’s Internet Services Division and left the Company in October 2008. Mr. Goldstein is standing for election to the Company’s Board of Directors.

(5)	This amount includes 15,000 shares held by a corporation that Mr. Hunter indirectly controls. Mr. Hunter disclaims beneficial ownership of such shares.

(6)	Messrs. Kauffman and McDorman left the Company on January 16, 2009.

(7)	Mr. Wackerhagen left the Company on June 30, 2008. The information presented is according to the Company’s records on that date. Mr. Wackerhagen held 19,900 unvested restricted stock units when he left the Company, but he forfeited these restricted stock units upon his departure from the Company.

(8)	Includes Mr. Dike who has elected not to run for re-election to the Board of Directors.

(9)	This amount includes 383,600 shares that directors and executive officers have the right to acquire within the next sixty days through the exercise of stock options, 47,498 shares that directors would have the right to acquire through the accelerated vesting of restricted stock units if their Board service terminates and 81,734 shares, the delivery of which officers and directors have elected to defer until the termination of their employment or Board service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that each of our executive officers and directors file reports of ownership and changes of ownership with the SEC. Based solely upon our review of the copies of such reports and written representations from each of our directors and executive officers that we have received, we believe that all of our executive officers and directors complied with these filing requirements in 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2008, with respect to shares of common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders:
Cash America International, Inc. 2004 Long-Term Incentive Plan(2)	357,236	(3)	—	429,149
Cash America International, Inc. 1994 Long-Term Incentive Plan	817,768	(4)	$9.38	—
1987 Stock Option Plan for Cash America International, Inc.	5,700		$13.75	—

All such plans	1,180,704			429,149

Equity compensation plans not approved by shareholders:	—		—	—
Total	1,180,704			429,149

(1)	The weighted-average exercise price does not take into account restricted stock units.

(2)	As a component of the awards that may be granted under the Cash America International, Inc. 2004 Plan (the “LTIP”) as it is proposed to be amended and restated, the Company has adopted the 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (the “Net Holdings Plan”) as a sub-plan under the LTIP. As of December 31, 2008, 729,846 units have been granted under the Net Holdings Plan and no shares of our common stock have been issued under the Net Holdings Plan. “See Proposal 2—Proposal to Approve the Amendment and Restatement of the Company’s 2004 Long-Term Incentive Plan” for further discussion of the Net Holdings Plan.

(3)	Represents restricted stock units.

(4)	Includes 210,223 restricted stock units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Management Development and Compensation Committee (the “Committee”) of our Board of Directors oversees our executive compensation policies and practices and seeks to ensure that our executive officers’ total compensation is fair, reasonable and competitive. It reviews and approves all aspects of the Chief Executive Officer’s compensation, including establishing the personal and corporate performance goals and objectives used to set his compensation, evaluating his performance in light of those goals and objectives, and setting his compensation based on that evaluation. The Committee also reviews and makes recommendations to the full Board of Directors concerning other executive officers’ compensation, oversees incentive compensation and equity-based plans and advises management and the Board of Directors on management development and succession planning issues. The Chief Executive Officer, in consultation with the Committee, approves the base salaries of the other executive officers.

We and the Committee follow an executive compensation policy that sets out our compensation philosophy and objectives. The Committee adopted the policy in 2003.

Throughout this proxy statement, we refer to our Chief Executive Officer, Chief Financial Officer and the other individuals included in the Summary Compensation Table as “named executive officers.”

Compensation Philosophy and Objectives

We believe that total compensation should be performance-based and competitive in the market and industries where we compete for talent. We also believe that we should provide our executives with compensation that is closely linked to our shareholders’ financial interests and that reflects the executives’ respective contributions to enhancing the value of our shareholders’ investment in our Company.

Our compensation objectives are:

•	Attracting, motivating and retaining the highest quality executives;

•	Reinforcing our business strategies, corporate culture and management process;

•	Compensating for results, while aligning executive short- and long-term interests with those of our shareholders;

•	Providing a disciplined and flexible administration that is easily communicated and understood, and that encourages consistent expectations across the organization;

•	Establishing competitive base salary ranges with midpoints at the 50th percentile of the competitive group described more fully below;

•	Targeting competitive short-term incentives at the 60th percentile of our competitive group, and paid at the 75th percentile for outstanding performance; and

•	Providing competitive benefits and perquisite programs to senior management, targeted at the 50th percentile of our competitive group.

Executive Compensation Practices

The principal elements of our executive compensation are:

•	Base salary, to reflect job responsibility, value to the Company and individual performance;

•	A performance-based annual incentive award paid in cash;

•	Long-term, equity-based incentive compensation awards, such as restricted stock units, stock options, restricted stock and stock appreciation rights;

•	Retirement plans; and

•	Health, insurance and other benefits also available to employees generally, and certain additional health benefits available to officers.

In general, the proportion of an executive officer’s compensation that is at risk and subject to achieving incentive targets increases with the executive’s position and responsibility within the Company.

When making decisions about each compensation element, the Committee reviews the overall compensation we pay to our executive officers. It also reviews and considers the competitive market for executives and compensation levels and compensation components provided by companies with whom we compete for executive talent. The companies used in these comparisons are principally retail organizations, our direct competitors, other financial services firms and non-manufacturing service companies, companies with similar revenues and market capitalization and companies in the Dallas/Fort Worth, Texas market.

2008 Review. In connection with our 2007 management realignment, the Committee reviewed our executive compensation practices, structure and compensation levels, and engaged Watson Wyatt Worldwide, an independent executive compensation consulting firm, to advise it on these matters. When making its 2008 compensation decisions, the Committee assessed Watson Wyatt’s 2007 compensation data. Based on the Committee’s general knowledge and understanding of companies with whom the Company competes for executive talent, the Committee determined that the data contained in that analysis remained current and relevant for making decisions regarding our compensation objectives and that the expense of any further compensation studies was not warranted given the adjustments made to our executive’s compensation in 2007.

Base Salary. The Committee annually reviews Mr. Feehan’s base salary and other compensation. In April 2008, Mr. Feehan’s employment agreement expired by its terms and the Committee determined that in light of Mr. Feehan’s successful past leadership of the Company and its consistent pattern of strong year over year improvement in earnings and performance, it was appropriate that the Company enter into a new employment agreement with Mr. Feehan for a five year term, beginning May 1, 2008 and ending April 30, 2013. The new agreement is similar to Mr. Feehan’s prior employment agreement and the Committee determined that it was appropriate to enter into a new agreement with Mr. Feehan in light of the Company’s outstanding long-term performance under his leadership, his exceptional business acumen, his superior standards of excellence, integrity and ethics, his ability to establish and maintain the Company’s culture in a manner consistent with the Company’s core values, and his expertise in the Company’s industry, among other things. The other named executive officers’ base salaries are determined according to their current and prior roles within the Company, the knowledge and skill required to fulfill the roles, their management and leadership effectiveness over the performance period in combination with any material change in the scope and complexity of their responsibilities and the competitive marketplace. An individual’s base salary may or may not include a merit increase, depending on market movement and the individual’s performance.

In its mid-2008 review of Mr. Feehan’s compensation and performance, the Committee evaluated the Company’s accomplishments under Mr. Feehan’s leadership during the preceding year, including the growth and success of the CashNetUSA online business and our record revenues and earnings during the 12-month period preceding the review. Despite his outstanding performance, the Committee, at Mr. Feehan’s request, agreed to make no adjustments to Mr. Feehan’s base salary during 2008.

Based on general market conditions and individual performance, in July 2008 a merit increase of 4% was awarded to Mr. Bessant and a merit increase of 3.8% was awarded to Mr. McDorman. Mr. Weese was promoted to President – Retail Services in July 2008, and to reflect his increase in responsibilities, his salary was increased to $350,000, representing an 18.5% increase from his base salary at the end of the 2007 year. Mr. Kauffman’s salary was increased by 6.5% in January 2008 related to the simplification of his compensation package through the elimination of his automobile allowance and the reimbursement of certain professional fees and club memberships from the elements of his compensation. Mr. Wackerhagen had no changes in his base salary in 2008 prior to leaving the Company on June 30, 2008.

The named executive officers’ base salaries were increased during 2008, as follows:

Name	Increased to:	Increased from:
Mr. Feehan	$700,000	$700,000
Mr. Bessant	$383,400	$368,610
Mr. Kauffman(1)	$335,000	$314,700
Mr. Weese	$350,000	$295,300
Mr. McDorman(2)	$332,400	$320,360
Mr. Wackerhagen(3)	$420,360	$420,360

(1)	Increase occurred in January 2008 in connection with the elimination of an automobile allowance and the elimination of reimbursement of certain professional fees and club memberships from the elements of his compensation package. Mr. Kauffman left the Company on January 16, 2009, and is receiving salary continuation benefits at the above annual rate through June 30, 2010 pursuant to a Retirement and Separation of Employment Letter Agreement dated January 16, 2009.

(2)	Mr. McDorman left the Company on January 16, 2009, and is receiving salary continuation benefits at the above annual rate through December 31, 2009 pursuant to a Separation of Employment Letter Agreement dated January 16, 2009.

(3)	Mr. Wackerhagen left the Company on June 30, 2008, and is receiving salary continuation benefits at the above annual rate through December 31, 2009 pursuant to a Separation of Employment Letter Agreement dated June 30, 2008.

Short-Term Incentive Compensation. Our Short-Term Incentive Plan, or “STI plan,” is a broad-based incentive plan that provides our named executive officers and certain other employees the opportunity to earn annual short-term incentive-based cash awards (“STI awards”). The STI awards are based on the achievement of financial objectives and other factors that the Committee may determine. The Committee has the sole discretion of determining whether to make STI plan awards for a given year, whether to pay STI awards after the end of the year and whether to pay the awards in accordance with the goals set at the beginning of the year or to base the awards on such other factors that the Committee may determine. No Company employee has any contractual right to receive an STI award.

At its first meeting of the year, usually held in January, the Committee determines whether it intends to make STI awards for the coming year. If it elects to make such awards, it then designates the employees eligible to participate and approves the criteria for calculating the awards. When establishing the STI awards, the Committee reviews overall Company performance goals for the year; establishes and assigns weightings to financial and other goals and objectives to be used in setting STI award amounts; establishes an aggregate target amount as an STI award pool from which STI awards would be paid if the financial and other objectives are met; and sets target STI award amounts, expressed as a percentage of base salary, for the named executive officers and other officers.

At its first meeting the following year, the Committee determines whether to pay the STI awards and the amount of the actual awards to be paid. In making this determination, the Committee evaluates the Company’s performance and measures whether and to what extent the Company and the STI participants achieved the year’s financial and performance goals. It also evaluates whether and to what extent it will exercise its discretion to award amounts greater or less than the target STI award amounts, including, among other things, earnings performance, published earnings estimates, achievement of non-financial objectives, the degree of difficulty in achieving the goals, and changes in circumstances within the industry, including competition for talent and relative performance within the industry. The Committee also determines whether to consider additional events that affect the financial goals, such as non-operating gains or losses or unplanned acquisitions or dispositions, or regulatory changes to products or related costs in determining the amount of the STI awards to be paid.

In 2008, as in prior years, the Committee used the Company’s earnings before taxes (“EBT”) as the basis of the STI plan financial performance goals. The EBT goal, which we determined as part of our annual budgeting process, incorporated an evaluation of expected revenues, expenses and other factors and reflected management’s expectations of our performance during the upcoming year, and excluded certain non-operating gains and losses and earnings resulting from significant non-budgeted acquisitions. At the end of this process, the Company’s management recommended to the Committee an aggressive EBT target amount whose achievement would require significant growth in the Company’s business and earnings during 2008.

In establishing the criteria for 2008 STI awards, the Committee:

•	Set an earnings performance target based upon its own deliberation and consideration of management’s recommendation of an aggressive EBT target;

•	Determined that:

•

a portion of the STI awards would be tied solely to EBT performance, provided that none of this portion of the target STI award would be considered until we exceed our 2007 EBT (as adjusted for excluded non-operating gains and losses), and provided further that this portion of the target STI award would be considered ratably based on the improvement of 2008 EBT over 2007 EBT, with the full amount of this portion of the target STI awards tied to the 2008 EBT target set by the Committee;

•

the balance of the target STI awards would be determined at the Committee’s discretion upon consultation with the Chief Executive Officer, considering factors such as earnings performance, published earnings guidance, non-financial objectives or other factors that the Committee might choose; and

•	established weightings for each of the two foregoing portions of the STI awards;

•

Set the target percentage of each employee’s base salary that would be payable as an STI award if each of the two portions described above were payable at target. The targets for the named executive officers during 2008 were 100% for Mr. Feehan and 45% for Messrs. Bessant, McDorman and Wackerhagen and 40% for Mr. Kauffman. Mr. Weese’s target percentage was approximately 42.7% of his base salary, which was the weighted average of the percentages applicable to the two executive offices he held during the year.

In January 2009, the Committee evaluated whether and to what extent we achieved the 2008 financial target. It first considered whether any non-operating gains or losses or results from any significant non-budgeted acquisitions should be excluded from the analysis. The Committee then determined that the increase of 2008 EBT over 2007 EBT, after accrual of the 2008 STI awards was generally near the target set in early 2008, and upon giving consideration to additional non-financial factors such as the continued successful growth of CashNetUSA, the successful acquisition of Prenda Fácil and changes outside of management’s control such as legislation impacting our ability to operate cash advance lending activities in Ohio, the Committee approved STI award payouts that were equal to 100% of the award targets. The Committee also elected to make no other award payments under the STI plan in 2009 based on 2008 performance.

As a result of the Committee’s determinations, each of the named executive officers received the 2008 STI award payments in February 2009 in the amounts reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Long-Term Executive Compensation. Awards under the Company’s 2004 Long-Term Incentive Plan (“LTIP”) are designed to reward participants for their contributions to the Company’s consistent, sustained financial performance over the long term, which should contribute to an increase in our stock price and thereby benefit all shareholders and strengthen the link between improvement in the Company’s long-term financial results and increases in shareholder value.

The Committee determines who participates in the LTIP based on nominations from the Chief Executive Officer and has, since 2004, generally limited participation to officers and directors. The Committee also has the discretion to open LTIP participation to others in management positions having the ongoing opportunity and responsibility to influence our profitability to a significant degree.

Since 2004, we have granted restricted stock units (“RSUs”) as long-term incentive compensation. The LTIP also provides for other forms of stock-based, long-term incentive compensation, including stock options, stock appreciation rights and restricted stock grants. We have chosen RSUs because they provide the recipients value in the form of Company stock, while allowing us the benefit of using fewer shares than would be required for stock options. In addition, the Committee believes that the opportunity for long-term capital appreciation, a characteristic of RSUs, has helped us in our retention of our senior management and in linking overall compensation to our long-term shareholder value.

In January 2008, the Committee again elected to award RSUs under the LTIP. A portion of these RSUs (the “Base Award”) vest in 25% increments on January 31 of each of the four years following the grant date, beginning January 31, 2009, a portion of these RSUs (the “Performance Award”) are eligible to vest on December 31, 2010 subject to the Company’s achieving certain specified levels of improvement in its earnings per share over the three year period ending December 31, 2008, and a portion of these RSUs (the “2-Year Award”) vest in 50% increments on January 31 of each of the two years following the grant date, beginning January 31, 2009. Each RSU holder is entitled to receive one share of our common stock for each RSU upon vesting. An officer who leaves the Company for any reason will forfeit any unvested portion of his or her RSU award, except in the event of certain changes in control. Additionally, if an officer leaves the Company prior to December 31, 2010 and such officer’s age plus tenure with the Company as of the termination date equals 65 years or more, then a prorata portion of the Performance Award based on the length of time the officer was employed following the grant date of the Performance Award is eligible to vest on December 31, 2010 if the Company achieves certain financial performance goals. RSU award recipients can defer receipt of up to 100% of our common stock receivable when the RSUs vest.

The number of RSUs granted to individual officers in 2008 was determined by dividing a specified percentage of the officer’s annual base salary as of the award date by the average stock price during the 20 calendar day period ending on the grant date. The applicable percentages for each officer depended on the officer’s position in the Company.

In January 2008, the Committee set the applicable percentages and authorized the 2008 RSU awards, which the full Board of Directors approved. The percentages for the named executive officers were set as follows: Mr. Feehan: Base Award – 50%, Performance Award – 63% and 2-Year Award – 16.15%. Messrs. Bessant, McDorman and Wackerhagen: Base Award – 64% and Performance Award – 24%; Messrs. Kauffman and Weese: Base Award – 56% and Performance Award – 22%; Mr. Bessant: 2-Year Award – 13.5%; Mr. Kauffman: 2-Year Award – 14%; Mr. Wackerhagen: 2-Year Award – 12.75%; Mr. McDorman: 2-Year Award: 6.75%; and Mr. Weese: 2-Year Award – 4.2%. In setting these percentages, the Committee reviewed the role of the LTIP award in the named executive officers’ overall compensation and its role under our compensation policy, particularly that of aligning the executives’ interests with those of other shareholders. It also reviewed comparisons of these awards with long-term incentive compensation paid at companies with whom we compare our compensation and compete for talent, and with respect to the 2-Year Award, the officer’s tenure with the Company.

As a component of the awards that may be granted under the LTIP as it is proposed to be amended and restated, the Company has adopted, subject to shareholder approval, the 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (the “Net Holdings Plan”) as a sub-plan under the Company’s 2004 Long-Term Incentive Plan. All full-time administrative or management employees of CashNetUSA or its subsidiaries and affiliates are eligible to participate in the Net Holdings Plan, which will be administered by the Committee. See “Proposal 2 – Proposal to Approve the Amendment and Restatement of the Company’s 2004 Long-Term Incentive Plan” for further discussion.

Retirement and Other Benefits

We do not maintain a defined-benefit retirement program. Instead, all Company employees are eligible to participate in our 401(k) Savings Plan. Certain other highly-compensated Company employees, including the named executive officers, can also participate in the Company’s Nonqualified Savings Plan. The named executive officers and other Company officers can also participate in the Supplemental Executive Retirement Program. We offer these plans to provide our executives and other eligible coworkers with retirement savings vehicles that are competitive in the marketplace in which we compete for talent.

401(k). The Company matches 50% of the first 5% of pay that each employee contributes to our 401(k) plan, including the named executive officers. All employee contributions are fully vested upon contribution. Company matching contributions vest over an employee’s first five years of service with the Company and are fully vested for employees who have five or more years of service. Employees may select from among several mutual funds and Company stock when investing their 401(k) account funds.

Nonqualified Savings Plan. The Nonqualified Savings Plan is a nonqualified retirement savings plan into which participants can contribute portions of their salary in excess of the 401(k) contribution limits. Plan participants can also defer up to 100% of their STI awards into the Nonqualified Savings Plan. As with the 401(k) plan, the Company will match 50% of the first 5% of salary a participant contributes to the Nonqualified Savings Plan; if, however, a participant participates in both the 401(k) and Nonqualified Savings plans, the combined Company match to both plans will be limited to that amount. The Company matching contributions vest over the first five years of an employee’s service with the Company and are fully vested for employees who have five or more years of service. This plan offers the same investment options as the 401(k) plan. All the named executive officers, except Mr. Wackerhagen, Mr. McDorman, and Mr. Weese, have more than five years’ service with the Company and are fully vested; Mr. Wackerhagen joined the Company in June 2005 and was 60% vested when he left the Company on June 30, 2008; Mr. McDorman joined the Company in August 2007 and was 20% vested when he left the Company on January 16, 2009; and Mr. Weese joined the Company in September 2007 and is 20% vested.

We will distribute each participant’s Nonqualified Savings Plan account funds in a lump sum shortly after the participant’s employment with us terminates. A participant can also defer receipt of his or her Nonqualified Savings Plan account funds or receive them in up to 10 annual installments. Most officers cannot receive a distribution of any portion of their account that vested after 2004 during the first six months after their separation from service. A participant generally may not withdraw any portion of his or her Nonqualified Savings Plan account while employed, unless suffering severe financial hardship. A participant may also withdraw all or any portion of his or her account that vested before 2005, but would forfeit 15% of the amount withdrawn while still employed by us.

We may distribute Nonqualified Savings Plan benefits from a Rabbi trust associated with the plan or from the general assets of the Company entity that is the employee’s employer. A participant would have the rights of a general unsecured creditor of the Company entity that is his or her employer to the extent he or she is owed benefits under the Nonqualified Savings Plan.

Supplemental Executive Retirement Plan (“SERP”). The Company provides the SERP to its officers as a supplement to their retirement benefits in addition to its contributions to their 401(k) and Nonqualified Savings Plan accounts. We make discretionary supplemental cash contributions after the end of each plan year into the SERP accounts of each officer who was employed by us on the last day of the plan year. The rate of return of a participant’s SERP account is determined by the rate of return on deemed investments in mutual funds that a participant selects. SERP participants’ deemed investment options are the same as the investment options available under the 401(k) plan and the Nonqualified Savings Plan, except that Company stock is not available as an investment option under the SERP. Participants vest in their SERP accounts over their first five years of service with the Company and are fully vested in their SERP accounts and new contributions to those accounts after that five year period. All named executive officers, except Messrs. Wackerhagen, McDorman and Weese have more than five years’ service with the Company and are fully vested; Mr. Wackerhagen joined the Company in June 2005 and was 60% vested when he left the Company on June 30, 2008; Mr. McDorman joined the Company in August 2007 and was 20% vested when he left the Company on January 16, 2009; and Mr. Weese joined the Company in September 2007 and is 20% vested.

We will distribute each participant’s SERP account generally as a lump sum soon after the participant’s employment with us terminates. A SERP participant may also elect to defer receipt of the SERP account or to receive it in up to 10 annual installments. Most officers cannot receive a distribution of any portion of their account that vested after 2004 during the first six months after their separation from service. A participant generally may not withdraw any portion of his SERP account during employment, except in the case of a severe financial hardship. A participant may also withdraw the portion of his or her account that vested before 2005, but would forfeit 15% of the amount withdrawn while still employed by us. We may pay for SERP benefits from a Rabbi trust associated with the SERP or from the general assets of the Company entity that is the participant’s employer. A participant would have the rights of a general unsecured creditor of the Company entity that is his or her employer for any SERP benefits he or she is owed.

Each year the Committee sets a targeted percentage of each officer’s compensation that the Company may contribute to each officer’s SERP account as a supplemental contribution. It also determines the targeted (but non-binding) amount of the supplemental contribution for each year. The compensation on which the supplemental contribution is based is the base salary, plus the lesser of (a) such officer’s target STI award payable during the plan year for the preceding year’s performance, and (b) the actual STI award paid during the plan year based on the preceding year’s performance. The contribution amounts are prorated for the portion of the year that an officer was eligible to participate in the SERP, and are credited to the officer’s SERP account in February of the following year. For 2008, the supplemental contribution for each named executive officer was 10.5% of the combined base salary paid during the year and the STI award actually paid during 2008 based on 2007 performance. The percentages were unchanged from the prior year.

Special Restricted Stock Unit Award. When the Company adopted the SERP in December 2003, it also made a one-time grant of RSUs (the “2003 RSUs”) under the 1994 Long-Term Incentive Plan to persons who were then Company officers, including the named executive officers other than Messrs. Wackerhagen, McDorman, and Weese. Like the SERP, the grant of 2003 RSUs was intended to supplement the officers’ retirement benefits.

The 2003 RSUs granted to those who were under age 50 on the grant date, including Mr. Bessant, vest in 15 equal installments on each of the first 15 anniversaries of the grant date, provided the holder continues to be employed by the Company on each applicable vesting date. The 2003 RSUs granted to those who were 50 or older on the grant date vest in equal installments over the number of whole and fractional 12-month periods between the grant date and the holder’s 65th birthday, provided the holder continues to be employed by the Company on each applicable vesting date. The 2003 RSUs held by Messrs. Feehan and Kauffman vest in 12 and five equal annual installments, respectively, on each grant date anniversary, with an additional final installment of the remaining unvested 2003 RSUs vesting on their respective 65th birthdays. Messrs. Feehan, Bessant, and Kauffman received grants of 59,214, 12,303, and 19,610 RSUs, respectively.

Generally, holders of the 2003 RSUs may not receive vested shares until their retirement or other not-for-cause termination. They may, however, elect to defer receipt of vested 2003 RSU shares for an additional five years beyond their employment termination and may also elect to receive the vested 2003 RSU shares in up to 10 annual installments following their termination rather than in a single payment. The holders of 2003 RSUs would forfeit any unvested 2003 RSUs if they leave the Company, and would forfeit all vested and unvested 2003 RSUs if they are terminated for cause.

Perquisites and Other Personal Benefits

We provide perquisites and other personal benefits to the named executive officers that the Committee believes are reasonable and consistent with its overall compensation program and to better enable the Company to attract and retain superior employees for key positions. A description and the attributed costs of these personal benefits for the named executive officers for the year ended December 31, 2008 are included in the “All Other Compensation” column of the Summary Compensation Table and described in the notes to that table.

We have entered into an employment agreement with Mr. Feehan and Executive Change in Control Severance Agreements with other named executive officers. These agreements are designed to promote stability and continuity of senior management. Information about payments provided for under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control.”

Tax and Accounting Matters

Deductibility of Executive Compensation. The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1 million that is paid to certain individuals. This limitation does not apply to certain performance-based pay. The Committee may, in certain situations, approve compensation that will not meet these deductibility requirements in order to ensure competitive levels of compensation for our executive officers.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The IRS issued final regulations related to this law in April 2007, and all Company plans that provide deferred compensation were amended, as necessary, to comply with the new law and the final regulations on or before December 31, 2008. The Company believes it has been operating in good faith compliance with the statutory provisions in the period since the law became effective on January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided under the heading “Nonqualified Deferred Compensation.”

Management Development and Compensation Committee Report

The Management Development and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Management Development and Compensation Committee has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

James H. Graves, Chairman
Daniel E. Berce
A.R. Dike

Summary Compensation Table

The following table and footnotes discuss the compensation of our Chief Executive Officer, Chief Financial Officer, our three most highly compensated officers during 2008 and one former executive officer.

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(5)	Total($)
Daniel R. Feehan	2008	$726,000	(6)	$679,964	$700,000	$124,642	$2,230,606
CEO and President (Principal Executive Officer)	2007	$610,450	(6)	$486,110	$187,866	$187,337	$1,471,763
	2006	$529,571	(6)	$364,282	$246,795	$196,252	$1,336,900

Thomas A. Bessant, Jr.	2008	$375,436		$243,945	$169,202	$78,332	$866,915
Executive VP – CFO (Principal Financial Officer)	2007	$312,235		$164,004	$80,338	$84,446	$641,023
	2006	$267,900		$114,818	$104,944	$89,951	$577,613

James H. Kauffman(7)	2008	$335,000		$75,828	$134,000	$69,799	$614,627
Executive VP – Corporate Development	2007	$307,740		$236,858	$79,738	$80,406	$704,742
	2006	$297,517		$183,018	$116,648	$82,910	$680,093

Dennis J. Weese	2008	$322,650		$60,590	$137,810	$40,310	$561,360
President and COO – Retail Services Division

John A. McDorman(8)	2008	$325,917		$0	$146,871	$34,622	$507,410
President – Shared Services Division

Jerry D. Wackerhagen(9)	2008	$210,180		$103,245	$0	$1,041,570	$1,354,999
Former President – Retail Services Division	2007	$295,431		$65,176	$80,344	$47,073	$488,024

(1)	Portions of the amounts in these columns have been deferred under the 401(k) plan or the Nonqualified Savings Plan.

(2)	The amounts in the “Stock Awards” column reflect the dollar amount that the Company has recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R of awards of restricted stock units (“RSUs”) under the Company’s 1994 and 2004 Long-Term Incentive Plans, including RSUs granted in and prior to 2008, and including the 2003 RSUs. Assumptions used in the calculation of these amounts for 2008 are included in footnote 15 to the Company’s audited financial statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2007 and 2008, as filed with the Securities and Exchange Commission.

(3)	Some named executive officers have deferred a portion of the stock they were entitled to receive upon vesting of their RSUs, as described in the “Option Exercises and Stock Vested in Fiscal 2008” table.

(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash awards paid in February 2009 to the named executive officers under the Short-Term Incentive Plan (“STI plan”), which is discussed in further detail in the Compensation Discussion and Analysis Section under the heading “Executive Compensation Practices – Short-Term Incentive Compensation.”

(5)

All Other Compensation consists of Company contributions made during 2008 to the named executive officers’ 401(k), the Nonqualified Savings Plan and SERP accounts. It also includes personal benefits and perquisites provided to each named executive officer consisting primarily of health care insurance premium reimbursements and supplemental executive health care benefits. The amounts of Company contributions during 2008 to the Nonqualified Savings Plan and the SERP are also reported in the “Nonqualified Deferred Compensation for Fiscal 2008” table below. Though each of the named executive officers received more than $10,000 in total perquisites and personal benefits, other than contributions made by the Company to their SERP accounts and Company matching contributions made to their respective Nonqualified Savings Plan and/or 401(k) accounts, none of the named executive officers received any perquisites or personal benefits comprising more than the greater of 10% of such officer’s total perquisites and personal benefits or $25,000, excluding Mr. Wackerhagen.

•

Amounts included for Mr. Feehan consist of: Company contributions made to his Nonqualified Savings Plan in the amount of $16,449 and to his SERP account in the amount of $87,281, as well as 401(k) plan contributions in the amount of $5,750 and perquisites totaling $15,162, consisting of supplemental executive health care benefits, health care insurance premium reimbursements, club membership and a supplemental life insurance premium.

•

Amounts included for Mr. Bessant consist of: Company contributions made to his Nonqualified Savings Plan in the amount of $5,648 and to his SERP account in the amount of $43,804, as well as 401(k) plan contributions in the amount of $5,750, and perquisites totaling $23,130, consisting of supplemental executive health care benefits, health care insurance premium reimbursements and club membership.

•

Amounts included for Mr. Kauffman consist of: Company contributions made to his Nonqualified Savings Plan in the amount of $4,621 and to his SERP account in the amount of $44,656, as well as 401(k) plan contributions of $5,750, and perquisites totaling $14,772, consisting of supplemental executive health care benefits, health care insurance premium reimbursements and club membership.

•

Amounts included for Mr. Weese consist of: Company contributions made to his 401(k) account in the amount of $5,584 and to his SERP account in the amount of $7,774, and perquisites totaling $26,952, consisting of supplemental executive health care benefits, health care insurance premium reimbursements, club membership and a trip as part of an annual recognition award program for coworkers.

•

Amounts included for Mr. McDorman consist of: Company contributions made to his SERP account in the amount of $12,938, and perquisites totaling $21,684, consisting of supplemental executive health care benefits and health care insurance premium reimbursements.

•

Amounts included for Mr. Wackerhagen during his employment with the Company consist of: Company contributions made to his Nonqualified Savings Plan in the amount of $7,263 and to his SERP account in the amount of $39,817, and perquisites totaling $16,232, consisting of health care insurance premium reimbursements, supplemental executive health care benefits, club membership and a trip as part of an annual recognition award program for coworkers. Mr. Wackerhagen left the Company on June 30, 2008. In connection with the termination of his employment, Mr. Wackerhagen and the Company entered into a letter agreement under which the Company agreed to pay Mr. Wackerhagen the following: $287,335 as a lump sum severance payment, $630,540 as salary continuation, up to $14,000 in outplacement services and approximately $46,383 in health care insurance premium reductions and supplemental executive health care benefits for an 18-month period in return for agreements from Mr. Wackerhagen regarding waivers, releases, nondisparagement, noninterference, confidentiality, nonsolicitation and noncompetition.

(6)	Includes $26,000 in director’s fees paid in cash from the Company to Mr. Feehan.

(7)	Mr. Kauffman left the Company January 16, 2009. In connection with the termination of his employment, Mr. Kauffman and the Company entered into a letter agreement under which the Company agreed to pay Mr. Kauffman the following: $511,203.58 as a lump sum severance payment (to be paid in the third quarter of 2009), $487,772.88 as salary continuation, $25,769.23 as unused vacation pay, health care insurance premium reductions and supplemental executive health care benefits in return for agreements from Mr. Kauffman regarding waivers, releases, nondisparagement, noninterference, confidentiality, nonsolicitation and noncompetition.

(8)	Mr. McDorman left the Company January 16, 2009. In connection with the termination of his employment, Mr. McDorman and the Company entered into a letter agreement under which the Company agreed to pay

Mr. McDorman the following: $248,421.14 as a lump sum severance payment (to be paid in the third quarter of 2009), $318,701.28 as salary continuation, $25,569.23 as unused vacation pay, health care insurance premium reductions and supplemental executive health care benefits in return for agreements from Mr. McDorman regarding waivers, releases, nondisparagement, noninterference, confidentiality, nonsolicitation and noncompetition.

(9)	Mr. Wackerhagen left the Company June 30, 2008. In connection with the termination of his employment, Mr. Wackerhagen and the Company entered into a letter agreement. See footnote 5 above for payments Mr. Wackerhagen is entitled to receive pursuant to this agreement.

Mr. Feehan’s Employment Agreement

The Company does not generally have employment agreements with its executive officers. However, the Committee has determined that it is appropriate for the Company to have an employment agreement with Mr. Feehan, as discussed under “Executive Compensation – Compensation Discussion and Analysis,” above. Under the new employment agreement which became effective on May 1, 2008, the Company agreed to employ Mr. Feehan as chief executive officer of the Company for a period of five years, which may be extended at the Committee’s discretion for additional one-year periods thereafter. The agreement provides that Mr. Feehan’s annual salary will be $700,000 per year, which may be increased, but not decreased, from time to time if the Committee determines that an increase is justified by Mr. Feehan’s performance. Mr. Feehan is also subject to nondisclosure, noncompetition and non-solicitation provisions with respect to employees, clients or customers of the Company.

During the term of the agreement, Mr. Feehan will be eligible to participate in the Company’s executive compensation program, to receive cash bonuses under the Company’s short-term incentive plan and/or senior executive bonus plan and other incentive or compensation arrangements as determined by the Committee, to receive equity compensation as determined by the Committee from time to time, to participate in the employee benefit programs maintained by the Company that cover senior executive officers generally and to receive an additional $2,000,000 in life insurance coverage. The agreement provides for Mr. Feehan to receive severance benefits as described under “Executive Compensation – Potential Payments Upon Termination or Change of Control,” below.

Grants of Plan-Based Awards for Fiscal 2008

The following table provides information about equity and nonequity awards made to our named executive officers under our Short-Term Incentive and Long-Term Incentive plans during 2008: (1) the grant date; (2) the threshold and target amounts of each named executive officer’s STI award; (3) the number of shares underlying RSUs awarded under the Company’s 2004 Long-Term Incentive Plan; and (4) the grant date fair value of each RSU award.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Threshold (#)(5)	Target (#)(5)	Maximum (#)(5)
Daniel R. Feehan	1/23/08	$0.00	$700,000	3040	9,425	15,202
							(a) 12,161	$357,898
							(b) 3,928	$115,601

Thomas A. Bessant, Jr.	1/23/08	$0.00	$169,202	689	2,128	3,130
							(a) 8,165	$240,296
							(b) 1,729	$50,884

James H. Kauffman(6)	1/23/08	$0.00	$134,000	519	1,603	2,358
							(a) 6,151	$181,024
							(b) 1,630	$47,971

Dennis J. Weese	1/23/08	$0.00	$137,810	453	1,401	2,060
							(a) 5,375	$158,186
							(b) 431	$12,684

John A. McDorman(6)	1/23/08	$0.00	$146,871	598	1,850	2,720
							(a) 7,096	$208,835
							(b) 751	$22,102

Jerry A. Wackerhagen(6)	1/23/08	$0.00	$189,162	785	2,427	3,569
							(a) 9,311	$274,023
							(b) 1,862	$54,799

(1)	The target amounts in this column are the target awards under the Short-Term Incentive Plan, or “STI plan.” They equal a specified percentage of the named executive officer’s 2008 base salary. The threshold amount reflects that no short-term incentive awards (“STI awards”) would have been payable if the Company did not meet the minimum financial goal required for payment of any 2008 STI awards and if other specified incentive goals were not achieved. There was no maximum limit to STI awards. The “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table shows the actual amount of the 2008 STI awards paid in February 2009 to the named executive officers. The STI plan and the 2008 STI awards are discussed in further detail in the Compensation Discussion and Analysis Section under the heading “Executive Compensation Practices – Short-Term Incentive Program.”

(2)	These amounts are the estimated future payouts under performance awards awarded as RSUs by the Management Development and Compensation Committee in January 2008. The number of RSUs awarded was based on a percentage of each executive’s base salary at the time of the award and the average closing price of our common stock for the 20 calendar days ending on the day preceding the grant date. The percentages were: Mr. Feehan: 63%; Messrs. Bessant, Wackerhagen, and McDorman: 24%; and Messrs. Kauffman and Weese: 22%. From 0% to 100% of these shares will be eligible to vest on December 31, 2010 subject to the Company’s achieving certain financial performance goals.

(3)

These amounts are the number of RSUs awarded by the Management Development and Compensation Committee in January 2008. (a) Base Award: The number of RSUs awarded was based on a percentage of each executive’s base salary at the time of the award and the average closing price of our common stock for the 20 calendar days ending on the day preceding the grant date. The percentages were: Mr. Feehan: 50%;

Messrs. Bessant, Wackerhagen and McDorman: 64%; and Messrs Kauffman and Weese: 56%. These RSUs vest in 25% increments on January 31 of each of the four years following the grant date, beginning January 31, 2009. (b) 2-Year Award: The number of RSUs awarded was based on a percentage of each executive’s base salary at the time of the award, the executive’s tenure with the Company at the time of the award and the average closing price of our common stock for the 20 calendar days ending on the day preceding the grant date. The percentages were: Mr. Feehan: 16.15%; Mr. Bessant: 13.5%; Mr. Kauffman: 14%; Mr. Wackerhagen: 12.75%; Mr. McDorman: 6.75%; and Mr. Weese: 4.2%. One-half of these shares vest on January 31st of each of the next two years beginning January 31, 2009.

(4)	The amounts in this column were calculated by multiplying the number of RSUs granted in 2008 by $29.43, the closing price of our common stock on January 22, 2008, the day preceding the grant date.

(5)	The Estimated Future Payouts Under Equity Incentive Plan Awards is attributable to the Performance Shares described in footnote 3 above. From 0% to 100% of these shares will be eligible to vest on December 31, 2010 subject to the Company’s achieving certain financial performance goals. The threshold share amounts shown were calculated based on the minimum percentage of performance award to be issued to each executive if such minimum financial performance goals are achieved. The target share amounts shown are based on the Company’s previous fiscal year’s performance.

(6)	Upon leaving the Company on January 16, 2009, Messrs. Kauffman and McDorman forfeited the shares described in footnote 2 and footnote 3 above. Upon leaving the Company on June 30, 2008, Mr. Wackerhagen forfeited the shares described in footnote 2 and footnote 3 above.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table provides information on the named executive officers’ holdings of stock options and unvested RSUs as of December 31, 2008. For additional information about the RSU awards, see the description of the Company’s 2004 Long-Term Incentive Plan in the Compensation Discussion and Analysis section of this proxy statement.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#): Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)(3)
Daniel R. Feehan	150,000	$10.125	1/26/10
	62,500	$7.950	1/23/12
	62,500	$9.410	1/22/13
				70,619	$1,931,430	15,202	$415,775
Thomas A. Bessant, Jr.	25,000	$7.950	1/23/12
	50,000	$9.410	1/22/13
				25,824	$706,286	3,130	$85,606
James H. Kauffman(4)	50,000	$10.125	1/26/10
	25,000	$7.950	1/23/12
	25,000	$9.410	1/22/13
				18,258	$499,356	2,358	$64,491
Dennis J. Weese	—	—	—	5,806	$158,794	2,060	$56,341
John A McDorman(4)	—	—	—	7,847	$214,615	2,720	$74,392
Jerry A. Wackerhagen(5)	—	—	—	—	—	—	—

(1)	The awards listed in this column include the following RSUs that were unvested as of December 31, 2008:

a.

RSUs granted December 22, 2003 under the 1994 Long-Term Incentive Plan (“2003 RSUs”); as follows: Mr. Feehan: 34,666; Mr. Bessant: 8,202; and Mr. Kauffman: 1,874. The 2003 RSUs held by Messrs. Feehan and Kauffman vest in equal annual installments each grant date anniversary, with the final installments vesting on their respective 65th birthdays. Mr. Bessant’s RSUs vest in 15 annual installments on each grant date anniversary. The 2003 RSUs are described in “Compensation Discussion and Analysis – Retirement and Other Benefits – Special Restricted Stock Unit Award.”

b.	RSUs granted on January 26, 2005 under the Company’s 2004 Long-Term Incentive Plan: Mr. Feehan: 3,340; Mr. Bessant: 1,256; and Mr. Kauffman: 1,421. These RSUs vest in 25% installments on each January 31, beginning in 2006.

c.	RSUs granted on January 25, 2006 under the Company’s 2004 Long-Term Incentive Plan: Mr. Feehan: 7,854; Mr. Bessant: 2,956; and Mr. Kauffman: 3,341. These RSUs vest in 25% installments on each January 31, beginning in 2007.

d.	RSUs granted on January 24, 2007 under the Company’s 2004 Long-Term Incentive Plan: Mr. Feehan: 8,670; Mr. Bessant: 3,516; and Mr. Kauffman: 3,841. These RSUs vest in 25% installments on each January 31, beginning in 2008.

e.	RSUs granted on January 23, 2008 under the Company’s 2004 Long-Term Incentive Plan: RSUs vesting in 25% installments on each January 31, beginning in 2009: Mr. Feehan: 12,161; Mr. Bessant: 8,165; Mr. Kauffman: 6,151; Mr. McDorman: 7,096; and Mr. Weese: 5,375; RSUs vesting in 50% installments on each January 31, beginning in 2009: Mr. Feehan: 3,928; Mr. Bessant: 1,729; Mr. Kauffman: 1,630; Mr. McDorman: 751; and Mr. Weese: 431.

(2)	The market value of the unvested RSUs is based on the closing price of our common stock as of December 31, 2008, which was $27.35.

(3)	RSUs granted on January 23, 2008 under the Company’s 2004 Long-Term Incentive Plan: Mr. Feehan: 15,202; Mr. Bessant: 3,130; Mr. Kauffman: 2,358; Mr. McDorman: 2,720 and Mr. Weese: 2,060. These RSUs vest on December 31, 2010 subject to the Company’s achieving certain financial performance goals.

(4)	Mr. Kauffman and Mr. McDorman’s unvested shares were forfeited when they separated from service from the Company on January 16, 2009.

(5)	Mr. Wackerhagen forfeited all unvested shares when he separated from service from the Company on June 30, 2008.

Option Exercises and Stock Vested In Fiscal 2008

The following table provides information on (1) the aggregate stock option exercises during 2008, including the number of shares acquired on exercise and the value realized, and (2) the aggregate number of shares acquired upon the vesting of restricted stock units and the value realized, each before payment of any applicable withholding tax and broker commissions.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel R. Feehan	—	—	19,153	$555,528
Thomas A. Bessant, Jr.	—	—	6,155	$181,911
James H. Kauffman	—	—	9,657	$276,000
Dennis J. Weese	—	—	0	$0
John A. McDorman	—	—	0	$0
Jerry A. Wackerhagen	—	—	2,120	$65,974

(1)	Included in this column are:

a.	shares receivable upon vesting of RSUs received as annual Long-Term Incentive Plan awards (“LTIP RSUs”) that have been deferred, as follows: Mr. Feehan: 7,268 shares with a value of $226,180 at vesting; and Mr. Kauffman: 6,110 shares with a value of $183,440 at vesting; and

b.	shares receivable on vesting of RSUs granted in December 2003 (the “2003 RSUs”) that are not payable to the named executive officer until his retirement or other not-for-cause termination, or such later date or dates to which he may have deferred receipt, as follows: Mr. Feehan: 4,909 shares with a value of $128,027 at vesting; Mr. Bessant: 820 shares with a value of $21,386 at vesting; and Mr. Kauffman: 3,547 shares with a value of $92,506 at vesting;. The 2003 RSUs are described in Compensation Discussion and Analysis – Retirement and Other Benefits – Special Restricted Stock Unit Award.

(2)	Values reflect the closing price of our common stock on the day preceding the respective vesting dates.

Nonqualified Deferred Compensation for Fiscal 2008

The following table shows compensation deferred under our Nonqualified Savings Plan and the SERP, and information about shares of our common stock receivable upon the vesting of RSUs that the executives have received as part of their long-term incentive compensation and have elected to defer (“LTIP RSUs”) or RSUs that, by their terms, are not payable until the executive retires or otherwise leaves the Company (the “2003 RSUs”). It shows (1) the amounts each named executive officer deferred into each plan during 2008 and the dollar value of RSUs deferred during 2008; (2) the amounts that the Company contributed on behalf of each named executive officer to each plan; (3) the aggregate earnings of each named executive officer under the plans; (4) the aggregate withdrawals or distributions made from these plans by or on behalf of each named executive officer; and (5) the aggregate balance at December 31, 2008 of each named executive officer’s Nonqualified Savings Plan and SERP accounts and the aggregate value as of December 31, 2008 of vested RSUs that have been deferred. You may find additional information about the Nonqualified Savings Plan, the SERP, and the 2003 RSUs in the Compensation Discussion and Analysis under “Retirement and Other Benefits.”

Name	Plan	Executive Contributions in 2008(1)(3)	Registrant Contributions in 2008(2)(3)	Aggregate Earnings in 2008(4)	Aggregate Withdrawals/ Distributions		Aggregate Balance at 12/31/2008(3)
Daniel R. Feehan	Nonqualified Savings	$33,292	$16,449	$(285,163)	—		$502,430
	SERP	—	$87,281	$(158,751)	—		$289,863
	Deferred RSU Shares(5)	$354,207	—	$(216,135)	$(334,153	)(6)	$1,068,948

Thomas A. Bessant, Jr.	Nonqualified Savings	$2,296	$5,648	$(66,763)	—		$131,992
	SERP	—	$43,804	$(75,052)	—		$139,418
	Deferred RSU Shares(5)	$21,386	—	$(15,200)	—		$112,162

James H. Kauffman	Nonqualified Savings	$74,906	$4,621	$(50,238)	—		$1,324,074
	SERP	—	$44,656	$5,926	—		$265,168
	Deferred RSU Shares(5)	$275,946	—	$(123,191)	—		$879,439

Dennis J. Weese	Nonqualified Savings	—	—	—	—		—
	SERP	—	$7,774	$(2,332)	—		$5,442
	Deferred RSU Shares(5)	—	—	—	—		—

John A. McDorman	Nonqualified Savings	—	—	—	—		—
	SERP	—	$12,938	$(3,831)	—		$9,107
	Deferred RSU Shares(5)	—	—	—	—		—

Jerry A. Wackerhagen	Nonqualified Savings	$22,747	$7,263	$(4,336)	—		$41,018
	SERP	—	$39,817	$(12,733)	—		$68,489
	Deferred RSU Shares(5)	—	—	—	—		—

(1)	Executive contributions to the Nonqualified Savings Plan described in this column are included within amounts reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2008.

(2)	Registrant contributions to the Nonqualified Savings Plan and SERP described in this column are included within the “All Other Compensation” column of the Summary Compensation Table for 2008.

(3)	The Nonqualified Savings amounts in these columns are net of “spillovers” made in 2009 from the executive’s Nonqualified Savings Plan to the executive’s 401(k) plan. The spillover amounts were determined after a nondiscrimination review of the prior year’s participation by all employees in our 401(k) savings plan and are amounts that Nonqualified Savings Plan participants could have contributed to their 401(k) accounts during the prior year under IRS rules. Such determination and spillovers are made by March 15 of the following year.

(4)

The amounts in this column, which are not included in the Summary Compensation Table, (a) reflect the rate of return on hypothetical investments that each named executive officer has selected for his Nonqualified Savings Plan and SERP accounts from an array of investment options that mirrors the funds in the 401(k) plan, with the exception that an investment in Company stock is not available under the SERP;

and (b) with respect to shares receivable upon the vesting of RSUs that have been deferred, reflect the return calculated as described in the following footnote. The annual rates of return for these investments for the calendar year ended December 31, 2008, as reported by the administrator of the plans, were as follows:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
PIMCO Total Return Instl	4.82%	Baron Asset	(40.75%)
Dodge & Cox Balanced	(33.56%)	Royce Low-Priced Stock Service	(35.97%)
T. Rowe Price Equity Income	(35.75%)	American Beacon Intl Equity Plan	(40.73%)
Schwab S&P 500 Index Inv	(36.87%)	Cash America International common	(36.87%)
Transamerica Premier Equity Inv.	(44.75%)	Schwab Investor Money Market	2.42%

(5)	“Deferred RSU Shares” consist of vested LTIP RSUs that the named executive officers have deferred and of vested 2003 RSUs. The amounts shown for Deferred RSU Shares consist of:

(a) in the “Executive Contributions in 2008” column, the aggregate value of deferred LTIP RSUs and 2003 RSUs on their respective vesting dates, as follows:

(i) LTIP RSUs issued in 2004 that vested on January 21, 2008, valued at $27.26 (the closing price of our common stock on January 18, 2008, the last trading date prior to the vesting date): Mr. Kauffman: 1,737 shares;

(ii) LTIP RSUs issued in 2005 that vested on January 31, 2008, valued at $31.12 (the closing price of our common stock on January 30, 2008, the last trading date prior to the vesting date): Mr. Feehan: 3,341 shares and Mr. Kauffman: 1,421 shares;

(iii) LTIP RSUs issued in 2006 that vested on January 31, 2008, valued at $31.12 (the closing price of our common stock on January 30, 2008, the last trading prior to the vesting date): Mr. Feehan: 3,927 shares and Mr. Kauffman: 1,671 shares;

(iv) LTIP RSUs issued in 2007 that vested on January 31, 2008, valued at $31.12 (the closing price of our common stock on January 30, 2008, the last trading prior to the vesting date): Mr. Kauffman: 1,281 shares; and

(v) 2003 RSUs vested on December 22, 2008, valued at $26.08 (the closing price of our common stock on December 21, 2008, the last trading day prior to the vesting date): Mr. Feehan: 4,909 shares; Mr. Bessant: 820 shares; and Mr. Kauffman: 3,547 shares.

(b) in the “Aggregate Earnings in 2008” column, the aggregate change in value from January 1, 2008 through December 31, 2008 of Deferred RSU Shares outstanding during all of 2008, or from their respective vesting dates through December 31, 2008 for Deferred RSU Shares deferred during 2008; and

(c) in the “Aggregate Balance at December 31, 2008” column, the aggregate value of all Deferred RSU Shares (including those that had vested in prior years) valued at $27.35, the closing price of our common stock at December 31, 2008.

(6)	Includes 12,258 RSUs that vested in previous years whose delivery was deferred until January 21, 2008. The amount shown was calculated by multiplying the deferred RSUs by $27.26, the closing price of our common stock on January 18, 2008, the day preceding the deferred delivery date.

The 2003 RSUs provide that the named executive officers may not receive vested shares until their retirement or other not-for-cause termination. The 2003 RSUs held by Messrs. Feehan and Kauffman vest in equal annual installments on each grant date anniversary, with an additional final installment of any remaining unvested 2003 RSUs vesting on their respective 65th birthdays; the number of installments depend on their respective ages on the grant date; Mr. Bessant’s 2003 RSUs vest in 15 annual installments on the first 15 anniversaries of the grant date. The 2003 RSUs are described in “Compensation Discussion and Analysis – Retirement and Other Benefits – Special Restricted Stock Unit Award.”

Potential Payments Upon Termination or Change of Control

Payments Made Upon Resignation, Retirement, Termination, Death or Disability

Payments to the Chief Executive Officer. Under Mr. Feehan’s employment agreement, if the Company terminates Mr. Feehan’s employment other than for just cause or fails to renew the term of the agreement upon expiration, he will be entitled to receive the remainder of his then-current year’s salary in a lump sum. He would also be entitled to receive an amount equal to three times the sum of his then-current salary plus his average annual cash bonus for the three preceding years, payable over 36 months. If Mr. Feehan’s employment is terminated for just cause, he will receive only his base salary through the date of termination and all earned and vested bonuses. “Just cause” means fraud, gross malfeasance, gross negligence or willful misconduct with respect to the Company’s business affairs; a refusal or repeated failure to follow the Company’s policies; a breach of the employment agreement; conviction of a felony involving moral turpitude; an intentional misapplication of the Company’s funds or any material act of dishonesty; or unlawful use or possession of any controlled substance or abuse of alcoholic beverages.

If Mr. Feehan terminates his employment for good reason, he will receive the remainder of his then-current year’s salary in a lump sum, plus three times the sum of his annual base salary plus his average annual cash bonus for the three preceding years, payable over 36 months. If Mr. Feehan voluntarily terminates his employment without good reason, he will receive only his base salary through the date of termination and all earned and vested bonuses. “Good reason” means a material breach of the employment agreement by the Company, a demotion to a position of lower status than President and Chief Executive Officer of the Company, a reduction of annual base salary, a reduction of the level of employee benefits or incentive compensation below that generally made available to the Company’s senior executive officers or a relocation of the principal office from Fort Worth, Texas.

Mr. Feehan’s employment agreement provides that if he is incapacitated or dies, he or his estate would continue to receive his salary for the following 12 months.

In each case, all other rights and benefits Mr. Feehan may have under the Company’s employee and/or executive benefit plans and arrangements generally shall be determined in accordance with the terms and conditions of such plans and arrangements.

Severance Pay Plan for Executives. We do not currently have employment agreements with the other named executive officers. While severance arrangements are generally handled on a case-by-case basis and are subject to the discretion of the Chief Executive Officer and the Committee, we expect that we would follow the Company’s Severance Pay Plan for Executives in the case of a termination of a named-executive officer other than the Chief Executive Officer. Under the Company’s Severance Pay Plan for Executives, each of our named executive officers, other than Mr. Feehan, is entitled to receive severance benefits if his employment is involuntarily terminated due to restructuring, job elimination or other circumstances that the Company determines warrant the provision of severance benefits. Upon termination of employment for any of these reasons, if the executive agrees to a general release of the Company and its affiliates, the executive generally will be entitled to severance pay equal to the number of months of base salary and payable over the period reflected in the table below:

Years of Employment	Executive Vice President	President
1 but less than 5	9 months	12 months
5 but less than 10	12 months	18 months
10 or more	18 months	24 months

In addition, each executive will receive

•	continued medical and health care benefits for the same period, with the Company continuing to pay its portion of COBRA premiums and for the costs of supplemental health care benefits;

•	a lump sum equal to all accrued but unpaid vacation and paid time off.

Other benefits and perquisites would cease on the officer’s termination date.

Regardless of whether a named executive officer’s employment terminates due to retirement, resignation, involuntary termination, death or disability, he is entitled to receive amounts earned during his term of employment. Such amounts include: unpaid non-equity incentive compensation earned during the previous year, provided that the officer was a Company employee at the end of that year; vested grants under our Long-Term Incentive Plan; and vested contributions and earnings under the Nonqualified Savings Plan and the Supplemental Executive Retirement Plan. In addition, if the executive officer dies, his estate would receive payments under our group life insurance plan.

Each named executive officer would forfeit any unvested RSUs upon his resignation, retirement or any termination, including by reason of his disability or death, except as described below for terminations during specified periods following a change in control of the Company. However, in all cases the Company will have complete discretionary authority to award greater or lesser amounts of severance pay and benefits.

Payments made Upon a Change of Control

Mr. Feehan’s employment agreement and the Company’s Executive Change-In-Control Severance Agreements for the other named executive officers specify the payments that the named executive officers are to receive if they are terminated in connection with or during a specified period following a change in control.

Mr. Feehan’s Employment Agreement. Under his employment agreement, if Mr. Feehan’s employment with the Company terminates for any reason other than death, disability or termination for just cause within 12 months after a “change in control” of the Company, he will be entitled to:

•	earned and unpaid salary and bonuses;

•	a pro-rated portion of the target bonus under the existing bonus plan based on the number of months employed during the year;

•	a lump sum equal to three times his annual salary;

•	a lump sum equal to three times the greater of (i) the target bonus for the year, or (ii) the actual bonus for the preceding year;

•

immediate vesting and cash out of a pro-rated portion of any outstanding unvested cash-based long-term incentive awards in an amount equal to the higher of the amount to be paid based on actual performance or the target level of each award;

•	immediate vesting of all equity awards, with the amount paid with respect to performance-based long-term incentive awards to be equal to the maximum amount available under each award;

•	continued health benefits for 36 months, including payment of the Company’s portion of COBRA premiums;

•	executive placement services from an executive search/placement firm of up to $50,000; and

•

an amount sufficient to cover the costs of any excise tax that may be triggered by the payments described above, plus an amount sufficient to cover the additional state and federal income, excise and employment taxes that may arise on this additional payment.

Mr. Feehan’s employment agreement provides that a change in control is deemed to occur:

•	if any person or group acquires ownership of Company stock that, together with all other Company stock held by that person or group, constitutes more than 50% of the total voting power;

•	if, during any 12-month period, any person or group acquires ownership of Company stock with more than 35% of the total voting power;

•	if, during any 12-month period, a majority of the directors at the beginning of such period are replaced, other than in specific circumstances; or

•

if, during any 12-month period, any person or group acquires assets of the Company with an aggregate fair market value of at least 50% of the fair market value of all of the Company’s gross assets immediately prior to such acquisition or acquisitions.

Executive Change-in-Control Severance Agreements. The Executive Change-in-Control Severance Agreements with each of our named executive officers other than Mr. Feehan provide that if, within 24 months after a “change in control” of the Company, the Company terminates the executive other than for cause or if the executive voluntarily terminates his employment with good reason (including a reduction in his duties or compensation or relocation of place of employment), then the executive will be entitled to:

•	earned and unpaid salary;

•	a pro-rated portion of the target annual bonus under the existing bonus plan based on the number of months employed during the year;

•	a lump sum equal to two times the executive’s annual salary;

•	a lump sum equal to two times the greater of (i) the target bonus for the year, or (ii) the actual bonus for the preceding year;

•	immediate vesting of any outstanding unvested cash-based and equity-based long-term incentive awards;

•

continued health benefits for 24 months, the Company’s portion of COBRA premiums for 18 months and an amount equal to six times the Company’s portion of the first monthly COBRA premium, paid in a lump sum;

•	executive placement services from an executive search/placement firm; and

•

an amount sufficient to cover the costs of any excise tax that may be triggered by the payments described above, plus an amount sufficient to cover additional state and federal income, excise and employment taxes that may arise on this additional payment.

The Executive Change-in-Control Severance Agreements provide that a change in control is deemed to occur:

•	if any person or group acquires ownership of Company stock that, together with all other Company stock held by that person or group, constitutes more than 50% of the total voting power;

•	if, during any 12-month period, any person or group acquires ownership of Company stock with more than 30% of the total voting power;

•	if, during any 12-month period, a majority of the directors at the beginning of such period are replaced, other than in specific circumstances; or

•

if, during any 12-month period, any person or group acquires assets of the Company with an aggregate fair market value of at least 80% of the fair market value of all of the Company’s gross assets immediately prior to such acquisition or acquisitions.

Accelerated Vesting of Awards under Long-Term Incentive Plans. The agreements relating to the RSUs granted under the Company’s 1994 and 2004 Long-Term Incentive Plans (the “LTIPs”), including the annual RSU awards and the 2003 RSUs, provide that the vesting and payment of restricted stock units would be accelerated if there is a change in control. The LTIPs provide that a change in control is deemed to occur:

•	if any person or group acquires ownership of Company stock that, together with all other Company stock held by that person or group, constitutes more than 50% of the total voting power;

•	if, during any 12-month period, any person or group acquires ownership of Company stock with more than 35% of the total voting power;

•	if, during any 12-month period, a majority of the directors at the beginning of such period are replaced, other than in specific circumstances; or

•

if, during any 12-month period, any person or group acquires assets of the Company with an aggregate fair market value of at least 50% of the fair market value of all of the Company’s gross assets immediately prior to such acquisition or acquisitions.

Accelerated Vesting under the Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (“SERP”) provides that the vesting under the SERP would be accelerated if there is a change in control, as defined in the SERP, or if the executive’s employment is terminated as a result of his job being abolished. The SERP provides that a change in control is deemed to occur:

•

if, without approval by the Board of Directors, any person or group acquires ownership of Company stock that, together with all other Company stock held by that person or group, constitutes 50% or more of the total voting power;

•	if, during any 24-month period, a majority of the directors at the beginning of such period are replaced, other than in certain specific circumstances; or

•	if the Company, in one transaction or a series of related transactions, sells more than 50% of the assets of the Company.

Distribution of Nonqualified Deferred Compensation

The named executive officers are entitled to receive the vested amounts in their Nonqualified Savings Plan and SERP accounts if their employment terminates. The last column in the Nonqualified Deferred Compensation Table reports each named executive officer’s aggregate balance at December 31, 2008 under each plan. The account balances continue to be credited with increases or decreases reflecting changes in the value of the investments against which the account balances are calculated, and to accrue interest income or dividend payments, as applicable, between the termination event and the date distributions are made. Therefore, amounts that the named executive officer would actually receive would differ from those shown in the Nonqualified Deferred Compensation Table.

In addition, the Nonqualified Savings Plan provides that the unvested portion of the Company’s matching amounts contributed to a named executive officer’s Nonqualified Savings Plan account would accelerate in the event of a change in control.

Potential Payments

The following tables and disclosures show potential payments to our named executive officers continuing in their respective offices after December 31, 2008, under the existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control or termination of employment, assuming a December 31, 2008 termination date and, where applicable, using the closing price of our common stock of $27.35 (as reported on the New York Stock Exchange as of December 31, 2008), and assuming that the named executives had met requirements under our incentive compensation plans that the executive be employed as of year end to receive benefits relating to the year. As of December 31, 2008, each executive had received all of the base salary earned during 2008, and no portion of the base salary was unpaid at that date.

Daniel R. Feehan

Benefit	Retirement	Death or Disability		Involuntary Termination Other than for Cause		Involuntary Termination/ Termination for Good Reason Following a Change in Control
Severance	—	—		$3,234,661	(1)	$4,200,000	(2)
Base Salary Continuation	—	$700,000	(3)	—		—
Earned but unpaid short-term incentive compensation	$700,000	$700,000		$700,000		$700,000
Accelerated vesting of LTIP awards and 2003 RSUs	—	—		—		$2,347,177	(4)
Continued Health Benefits	—	—		—		$59,761	(5)
Outplacement Benefits	—	—		—		$50,000
Tax Gross Ups	—	—		—		—	(6)
Deferred Vested RSUs(4)	$1,068,947	$1,068,947		$1,068,947		$1,068,947

Total	$1,768,947	$2,468,947		$5,003,608		$8,425,885

(1)	This amount is (a) three times Mr. Feehan’s base salary as of December 31, 2008 and (b) three times the average of STI awards of $700,000, $187,866 and $246,795 paid with respect to 2008, 2007 and 2006 performance, respectively. To be paid in 36 equal monthly installments.

(2)	This amount is (a) three times Mr. Feehan’s base salary as of December 31, 2008 and (b) three times the target STI award under the 2008 STI plan. To be paid as a lump sum.

(3)	To be paid to Mr. Feehan or his estate during the 12-month period following termination due to death or disability.

(4)	Values determined based on a share price of $27.35, the closing price of our common stock on December 31, 2008.

(5)	Consists of the Company’s portion of COBRA premiums to be paid over a 36-month period and supplemental executive health care benefits to be paid over a 36-month period.

(6)	Assumes that no excise taxes would be payable under IRS rules for such payments because the present value of all payments resulting from a change in control would be less than three times the average annual compensation during the five calendar years preceding the change in control.

Thomas A. Bessant, Jr.

Benefit	Retirement, Death or Disability	Involuntary Termination		Involuntary Termination/ Termination for Good Reason Following a Change in Control
Severance	—	$575,100	(1)	$1,105,204	(2)
Earned but unpaid short-term incentive compensation	$169,202	$169,202		$169,202
Accelerated vesting of LTIP awards and 2003 RSUs	—	—		$791,892	(3)
Continued Health Benefits	—	$46,423	(4)	$61,897	(5)
Accrued & Unused Vacation	—	$29,492	(6)	—
Outplacement Benefits	—	—		$50,000
Tax Gross Ups	—	—		—	(7)
Deferred Vested RSUs(3)	$112,162	$112,162		$112,162

Total	$281,364	$932,531		$2,290,357

(1)	18 months base salary payable over an 18-month period following termination.

(2)	This amount is (a) two times Mr. Bessant’s base salary as of December 31, 2008 and (b) two times the target STI award under the 2008 STI plan. To be paid as a lump sum.

(3)	Values determined based on a share price of $27.35, the closing price of our common stock on December 31, 2008.

(4)	Consists of the Company’s portion of COBRA premiums to be paid over an 18-month period and supplemental executive health care benefits to be paid over an 18-month period.

(5)	Consists of the Company’s portion of COBRA premiums to be paid over an 18-month period, supplemental executive health care benefits to be paid over a 24-month period and an amount equal to six times the Company’s portion of the first monthly COBRA premium paid in a lump sum.

(6)	Assumes none of Mr. Bessant’s 160 hours of accrued vacation available for the 2008 year had been used.

(7)	Assumes that no excise taxes would be payable under IRS rules for such payments because the present value of all payments resulting from a change in control would be less than three times the average annual compensation during the five calendar years preceding the change in control.

James H. Kauffman

Benefit	Retirement, Death or Disability	Involuntary Termination		Involuntary Termination/ Termination for Good Reason Following a Change in Control
Severance	—	$502,500	(1)	$938,000	(2)
Earned but unpaid short-term incentive compensation	$134,000	$134,000		$134,000
Accelerated vesting of LTIP awards and 2003 RSUs	—	—		$563,821	(3)
Continued Health Benefits	—	$29,881	(4)	$39,841	(5)
Accrued & Unused Vacation	—	$25,769	(6)	—
Outplacement Benefits	—	—		$50,000
Tax Gross Ups	—	—		—	(7)
Deferred Vested RSUs(3)	$879,439	$879,439		$879,439

Total	$1,013439	$1,571,589		$2,605,101

(1)	18 months base salary payable over an 18-month period following termination.

(2)	This amount is (a) two times Mr. Kauffman’s base salary as of December 31, 2008 and (b) two times the target STI award under the 2008 STI plan. To be paid as a lump sum.

(3)	Values determined based on a share price of $27.35, the closing price of our common stock on December 31, 2008.

(4)	Consists of the Company’s portion of COBRA premiums to be paid over an 18-month period and supplemental executive health care benefits to be paid over an 18-month period.

(5)	Consists of the Company’s portion of COBRA premiums to be paid over an 18-month period, supplemental executive health care benefits to be paid over a 24-month period and an amount equal to six times the Company’s portion of the first monthly COBRA premium paid in a lump sum.

(6)	Assumes none of Mr. Kauffman’s 160 hours of accrued vacation available for the 2008 year had been used.

(7)	Assumes that no excise taxes would be payable under IRS rules for such payments because the present value of all payments resulting from a change in control would be less than three times the average annual compensation during the five calendar years preceding the change in control.

Dennis J. Weese

Benefit	Retirement, Death or Disability	Involuntary Termination		Involuntary Termination/ Termination for Good Reason Following a Change in Control
Severance	—	$350,000	(1)	$975,620	(2)
Earned but unpaid short-term incentive compensation	$137,810	$137,810		$137,810
Accelerated vesting of LTIP awards and 2003 RSUs	—	—		$215,135	(3)
Continued Health Benefits	—	$30,949	(4)	$61,897	(5)
Accrued & Unused Vacation	—	$26,923	(6)	—
Outplacement Benefits	—	—		$50,000
Tax Gross Ups	—	—		$474,594	(7)
Deferred Vested RSUs(3)	—	—		—

Total	$137,810	$545,682		$1,440,462

(1)	12 months base salary payable over a 12-month period following termination.

(2)	This amount is (a) two times Mr. Weese’s base salary as of December 31, 2008 and (b) two times the target STI award under the 2008 STI plan. To be paid as a lump sum.

(3)	Values determined based on a share price of $27.35, the closing price of our common stock on December 31, 2008.

(4)	Consists of the Company’s portion of COBRA premiums to be paid over a 12-month period and supplemental executive health care benefits to be paid over a 12-month period.

(5)	Consists of the Company’s portion of COBRA premiums to be paid over an 18-month period, supplemental executive health care benefits to be paid over a 24-month period and an amount equal to six times the Company’s portion of the first monthly COBRA premium paid in a lump sum.

(6)	Assumes none of Mr. Weese’s 160 hours of accrued vacation available for the 2008 year had been used.

(7)	Assumes that excise taxes would be payable under IRS rules for such payments because the present value of all payments resulting from a change in control would exceed three times the annualized compensation for 2007, the only calendar year preceding the change in control during which Mr. Weese was employed by the Company

John A. McDorman

Benefit	Retirement, Death or Disability	Involuntary Termination		Involuntary Termination/ Termination for Good Reason Following a Change in Control
Severance	—	$332,400	(1)	$958,542	(2)
Earned but unpaid short-term incentive compensation	$146,871	$146,871		$146,871
Accelerated vesting of LTIP awards and 2003 RSUs	—	—		$289,007	(3)
Continued Health Benefits	—	$30,949	(4)	$61,897	(5)
Accrued & Unused Vacation	—	$25,569	(6)	—
Outplacement Benefits	—	—		$50,000
Tax Gross Ups	—	—		$479,164	(7)
Deferred Vested RSUs(3)	—	—		—

Total	$146,871	$535,789		$1,506,317

(1)	12 months base salary payable over a 12-month period following termination.

(2)	This amount is (a) two times Mr. McDorman’s base salary as of December 31, 2008 and (b) two times the target STI award under the 2008 STI plan. To be paid as a lump sum.

(3)	Values determined based on a share price of $27.35, the closing price of our common stock on December 31, 2008.

(4)	Consists of the Company’s portion of COBRA premiums to be paid over a 12-month period and supplemental executive health care benefits to be paid over a 12-month period.

(5)	Consists of the Company’s portion of COBRA premiums to be paid over an 18-month period, supplemental executive health care benefits to be paid over a 24-month period and an amount equal to six times the Company’s portion of the first monthly COBRA premium paid in a lump sum.

(6)	Assumes none of Mr. McDorman’s 160 hours of accrued vacation available for the 2008 year had been used.

(7)	Assumes that excise taxes would be payable under IRS rules for such payments because the present value of all payments resulting from a change in control would exceed three times the annualized compensation for 2007, the only calendar year preceding the change in control during which Mr. McDorman was employed by the Company.

Jerry D. Wackerhagen

Jerry Wackerhagen, the Company’s former President – Retail Services Division, separated from service from the Company on June 30, 2008. Mr. Wackerhagen received the following in connection with leaving the Company:

•	A lump sum payment of $287,335, as consideration for, among other things, the forfeiture of potential future benefits under the Company’s long- and short-term incentive plans.

•	Salary continuation for a period of 18 months at the rate of $420,360 per year, or a total of $630,540 for the entire 18-month period.

•

Continued health coverage for an 18-month period, with the Company paying the Company’s portion of COBRA premiums and supplemental executive health care benefits over the 18-month period, valued at $46,423.

•	An outplacement allowance of up to $14,000 (of which $0.00 has been utilized as of the record date)

The total of the foregoing amounts is $978,258. No excise taxes are payable on these amounts under IRS rules for payments upon a change in control because none of the payments to Mr. Wackerhagen were made as a result of a change in control.

AUDIT COMMITTEE REPORT

The Committee. The Audit Committee (“we” or the “Committee”) consists of three non-employee, independent directors: Daniel E. Berce, James H. Graves and Timothy J. McKibben. Mr. Berce chairs the Committee. The Board of Directors has determined that each Committee member is “independent,” as the Securities Exchange Act of 1934, as amended, and current NYSE listing standards define that concept, and that each is financially literate. The Board of Directors has also determined that both Mr. Berce and Mr. Graves qualify as “audit committee financial experts” within the meaning of SEC regulations.

Audit Committee Responsibilities. Our function is to provide business, financial and accounting oversight at the Board level, along with advice, counsel and direction to management and the independent registered public accounting firm on the basis of information we receive from, and discussions with, management and the independent registered public accounting firm. Our role is not intended to duplicate or certify the activities of management or the independent registered public accounting firm.

We have adopted, and annually review, a charter outlining the practices we follow. Our principal responsibilities include:

•

reviewing the Company’s financial statements, earnings releases, financial reporting and accounting policies, and accounting principles with management and the independent registered public accounting firm;

•	reviewing and appraising the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm;

•

overseeing the relationship with the Company’s independent registered public accounting firm; among our responsibilities set out in the charter are engaging, replacing or discharging that firm; reviewing that firm’s independence, qualifications, services, fees and performance; reviewing and overseeing the resolution of any disagreements between Company management and the firm; ensuring the firm’s compliance with the Sarbanes-Oxley partner rotation requirements, and pre-approving all professional services that such firm provides;

•	reviewing and overseeing the Company’s internal audit and compliance functions;

•

setting and reviewing policies regarding hiring of current or former employees of the independent registered public accounting firm, and overseeing the receipt, retention and treatment of complaints and concerns concerning financial or auditing matters;

•	preparing the Audit Committee Report to include in each year’s proxy statement; and

•	annually reviewing our charter and performance.

Among other items, our charter sets forth our meeting procedures, our internal reporting obligations, our authority to have direct, independent and confidential access to the Company’s other directors, management and personnel to carry out Committee purposes, and the timing and occurrence of certain communications with our independent registered public accounting firm. Our charter also provides that no Committee member may serve on more than two other public company audit committees. Our charter is available in the “Corporate Governance” portion of the “Investor Relations” section of the Company’s website, www.cashamerica.com.

Audit Committee Report. During 2008, we met regularly and held many discussions with management, the independent registered public accounting firm and the Company’s internal auditors. During these meetings and in meetings this year concerning the Company’s annual report on Form 10-K for the year ended December 31, 2008, we have:

•	reviewed and discussed the audited financial statements included in the Form 10-K with management and the Company’s independent registered public accounting firm;

•	reviewed the overall scope and plans for the audit and the results of the independent registered public accounting firm’s examinations;

•	reviewed and discussed with the independent registered public accounting firm its judgments as to the quality (and not just the acceptability) of the Company’s accounting policies;

•

received the written disclosures and communications from the independent registered public accounting firm that are required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and have discussed the independence of the independent registered public accounting firm with such firm;

•

discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards, AU §380,” as amended;

•

discussed with senior management, the independent registered public accounting firm and internal auditors the process used for the chief executive officer and chief financial officer to make the required certifications in connection with the 10-K and other periodic SEC filings; and

•

met with management periodically during the year to consider the adequacy of the Company’s internal controls and compliance functions and the quality of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel and internal auditors.

In accordance with our policy that we pre-approve all professional services provided by the independent registered public accounting firm, (discussed above under “Proposal 2– Independent Registered Public Accounting Firm”) we have determined that the non-audit services provided to the Company by the independent auditors (discussed above under “Proposal 2 – Independent Registered Public Accounting Firm”) during 2008 are compatible with maintaining the independence of the independent auditors. The Committee’s pre-approval policies and procedures are also discussed above under “Proposal 2 – Independent Registered Public Accounting Firm.”

We continue to monitor the performance and reports of the Company’s internal auditors, review staffing levels, oversee steps taken to implement recommended improvements in internal controls and procedures and perform other duties prescribed by our charter.

We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements. Our considerations and discussions with management and the independent registered public accounting firm do not, however, ensure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements of the Company and its subsidiaries be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. We have appointed, subject to shareholder ratification, the Company’s independent registered public accounting firm for the year ended December 31, 2009.

AUDIT COMMITTEE

Daniel E. Berce, Chairman

James H. Graves

Timothy J. McKibben

This Audit Committee Report does not constitute “soliciting material” and shall not be deemed to be “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference therein.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal to be included in the proxy statement and presented by a shareholder at the Company’s 2010 Annual Meeting of Shareholders (whether in accordance with Securities and Exchange Commission Rule 14a-8 or otherwise) must be presented to the Company by no later than December 3, 2009. Any such proposal must be sent in writing to the Corporate Secretary of the Company at the Company’s address set forth at the beginning of this proxy statement.

* *  *  *

It is important that you return your proxy promptly to avoid unnecessary expense to the Company. Therefore, regardless of the number of shares of stock you own, please promptly date, sign and return the enclosed proxy in the enclosed reply envelope.

By Order of the Board of Directors,

J. Curtis Linscott

Secretary

March 31, 2009

APPENDIX A

CASH AMERICA INTERNATIONAL, INC.

FIRST AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

~~[As amended by Amendments Number One and Number Two]~~

SECTION 1. BACKGROUND AND PURPOSE

The Cash America International, Inc. 2004 Long-Term Incentive Plan was originally established effective April 21, 2004, was amended on January 25, 2006 and on December 23, 2008, and such plan, as previously amended, is hereby amended and restated in its entirety, as provided herein. The purpose of the Plan is to promote the interests of the Company and its stockholders by giving the Company a competitive advantage in attracting, retaining and motivating employees, officers, consultants and Directors capable of assuring the future success of the Company, to offer such persons incentives that are directly linked to the profitability of the Company’s business and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS

“Act” shall mean the Securities Act of 1933, as amended from time to time.

“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by, controlling or under common control with the Company.

“Annual Election” shall have the meaning set forth in Section 12(a) below.

“Applicable Laws” shall mean the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

“Award” shall mean a grant or award granted under the Plan, as evidenced by an Award Agreement.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

“Board of Directors” shall mean the Board of Directors of the Company.

~~“Change in Control” shall have the meaning set forth in Section 14 of the Plan; provided, to the extent that an Award Agreement provides a definition of Change in Control, such definition of Change in Control will control with respect to the terms of such Award Agreement.~~

“Change in Control” shall mean the occurrence of an event with respect to the Company or one or more of its subsidiaries that qualifies under Code §409A as a “change in control event” and is set forth in the applicable Award Agreement or plan document pertaining to the Award.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Management Development and Compensation Committee of the Board of Directors. The

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Committee shall be composed of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and under Section 162(m) of the Code, and each member of the Committee shall be an Outside Director.

“Common Stock” or “Stock” shall mean the Common Stock of the Company.

“Company” shall mean Cash America International, Inc., a Texas corporation.

“Covered Employee” shall mean a Participant designated prior to the grant of an Award by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which any such Award is granted or in the year in which such Award is expected to be taxable to such Participant.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, the term “Designated Beneficiary” shall mean the Participant’s estate.

“Director” shall mean a member of the Board, including any Outside Director.

“Effective Date” shall have the meaning set forth in Section 15 of the Plan.

“Eligible Individual” shall mean any employee, officer, Director or consultant providing services to the Company or any Affiliate, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any Affiliate, whom the Committee determines to be an Eligible Individual.

“Employee” shall mean any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or any Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment without regard to any notice period or period of “garden leave,” as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

“Employer” shall mean the Company or any Affiliate.

“Exercise Price” has the meaning set forth in Section 6 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean the closing price of the Common Stock on the last day prior to the date in question on which the Stock was traded on the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Common Stock as designated by the Committee, or if the Shares were not traded on such national securities market or exchange on such date, then on the next preceding date on which the Shares are traded, all as reported by such source as the Committee may select.

“Fees” shall have the meaning set forth in Section 12(a) below.

“Fiscal Year” shall mean the fiscal year of the Company beginning on January 1 and ending on the following December 31.

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“Grant Value” shall have the meaning set forth in Section 11(a) below.

“Incentive Stock Option” means any Stock Option granted under Section 6 of the Plan that is designated as, and intended to qualify as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means any Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Outside Director” means any Director who qualifies as an “outside director” within the meaning of Section 162(m) of the Code, as a “non-employee director” within the meaning of Rule 16b-3 and as an “independent director” within the meaning of the listing requirements of the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Common Stock.

“Participant” means an Eligible Individual designated to be granted an Award under the Plan.

~~“Payment Value” shall mean the dollar amount assigned to a Performance Share, which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8(c) with respect to the applicable Performance Cycle.~~

“Performance Cycle” or “Cycle” shall mean the period of ~~years~~ time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

“Performance Goals” ~~means~~shall mean, for a Performance Cycle, the performance goals established by the Committee in connection with the grant of an Award~~. In the case of Qualified Performance-Based Awards, (i)~~ , with such goals ~~shall~~ to be stated as one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be ~~based on the attainment of~~ attained with respect to such goals. In the case of Qualified Performance-Based Awards, (i) the Performance Goals shall be stated in terms of one or more of the following objective measures with respect to the Company or an Affiliate, or ~~such~~an Affiliate, subsidiary, division or department of the Company or an Affiliate ~~for or within which the Participant performs services~~: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after- tax income; pre- or after-tax income from continuing operations; pre-or after-tax income excluding extraordinary, unusual or non-recurring items; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels; (ii) such Performance Goals shall be set by the Committee in writing within the time period prescribed by Section 162(m) of the Code so that the outcome is substantially uncertain at the time the Performance Goals are established; and (iii) after the end of each Performance Cycle, the Committee shall certify in writing the ~~Committee certifies that~~ extent to which such Performance Goals were ~~met.~~achieved for the Performance Cycle and the amount of the Qualified Performance-Based Award to be paid to each Participant. Such Performance Goals ~~also~~ may be ~~based upon the attaining of specified levels of Company performance under one or more of the measures described above~~ expressed in absolute or relative terms, including, without limitation, relative to a base period and/or to the performance of other companies. “Performance Share” shall mean a bookkeeping entry that records the equivalent of one Share granted to a Participant under Section 8 of the Plan.

“Performance Unit” shall mean an Award granted to a Participant under Section 8 of the Plan that is denominated in cash, the amount of which may be based on the achievement of the applicable Performance Goals.

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“Plan” shall mean the Cash America International, Inc. 2004 Long-Term Incentive Plan established on April 21, 2004, as amended prior to the date hereof, as the same is amended and restated herein.

“Qualified Performance-Based Award” means an Award of Restricted Stock, Restricted Stock Units ~~or~~ , Performance Shares or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Restricted Stock Units, ~~Options or~~ Performance Shares or Performance Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

“QDRO” shall have the meaning set forth in Section 14(k).

“Restricted Period” shall mean the period of ~~years~~time selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

“Restricted Stock” shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 9 of the Plan evidencing the right to receive a Share (or the cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” shall mean Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 162(m) Exemption” shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Separation from Service” or “Separate from Service” shall mean a separation from service as defined in Code Section 409A. For purposes of determining whether a Separation from Service has occurred, the “Company” shall include the Company and all entities that would be treated as a single employer with the Company under Code Sections 414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

“Share” or “Shares” shall mean a share or shares of Common Stock.

“Stock Appreciation Right” shall mean a right granted under Section 7 of the Plan.

“Stock Exchange” shall mean the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Shares.

“Stock Unit Award” shall mean an award of Common Stock or units granted under Section 10 of the Plan.

“Stockholders Meeting” shall mean the annual meeting of stockholders of the Company in each year.

SECTION 3. ADMINISTRATION

(a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan and to applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine whether and to what extent any type (or types) of Award is to be granted hereunder;

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(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement;

(v) subject to Section 13 hereof, amend the terms and conditions of any Award or Award Agreement and accelerate the vesting and/or exercisability of any Option or waive any restrictions relating to any Award; PROVIDED, HOWEVER, that (A) except for adjustments pursuant to Section 5(c) of the Plan, in no event may any Option granted under this Plan be (x) amended to decrease the Exercise Price thereof, (y) cancelled in conjunction with the grant of any new Option with a lower Exercise Price, or (z) otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the stockholders of the Company to the extent required by applicable law and stock exchange rules and (B) the Committee may not adjust upward the amount payable to a Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or herewith in a manner that would ~~violate~~ cause such Award to cease to qualify for the Section 162(m) ~~of the Code~~Exemption;

(vi) determine whether, to what extent and under what circumstances the exercise price of Awards may be paid in cash, Shares, other securities, other Awards or other property;

(vii) determine at the time of grant whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof, subject to the requirements of Code Section 409A;

(viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(ix) adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, subsidiaries, shareholders, Eligible Individuals and any holder or beneficiary of any Award.

(b) ACTION BY THE COMMITTEE; DELEGATION. Except to the extent prohibited by applicable law or the applicable rules of a Stock Exchange, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; PROVIDED, HOWEVER, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or Directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in a manner that would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and PROVIDED, FURTHER, that any such delegation may be revoked by the Committee at any time.

(c) POWER AND AUTHORITY OF THE BOARD. Notwithstanding anything to the contrary contained herein, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

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SECTION 4. ELIGIBILITY

Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their present and potential contributions to the success of the Company, or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, Incentive Stock Options may be granted only to full-time or part-time Employees (which term as used herein includes, without limitation, officers and Directors who also are Employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate also is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 5. SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 850,000~~.~~ Shares, of which, as of March 4, 2009, 146,772 Shares had been issued under the Plan (including 36,946 Shares that were delivered to the Company by the Participant in accordance with Section 14(a) of the Plan and are again available for granting Awards), 395,763 Shares are subject to outstanding Awards under the Plan, and 344,411 Shares are available for issuance under the Plan. Shares that may be issued under the Plan may be authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed ~~425~~450,000, subject to adjustment as provided in Section 5(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b) ACCOUNTING FOR AWARDS. For purposes of this Section 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) ADJUSTMENTS. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split-up or stock dividend, a recapitalization, a combination or exchange of Shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, the provision of an amount in cash in consideration for any such Awards); PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any Disaffiliation of a subsidiary of the Company, the Committee shall have the authority to arrange for the assumption or replacement of Awards with new awards based on shares of the affected subsidiary or by an affiliate of an entity that controls the subsidiary following the Disaffiliation. For purposes hereof, “Disaffiliation” of a subsidiary shall mean the subsidiary’s ceasing to be a subsidiary of the Company for any reason (including,

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without limitation, as a result of a public offering, spinoff, sale or other distribution or transfer by the Company of the stock of the subsidiary). Any actions taken under this subsection (c) shall be made in accordance with the applicable restrictions of Code Section 409A, including with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Code Section 409A.

(d) AWARD LIMITATIONS. ~~No~~ Subject to Section 5(c), no more than 100,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any Eligible Individual, including a Covered Employee, in any Fiscal Year. Subject to Section 5(c), a maximum of 200,000 Shares may be subject to Options granted to any Eligible Individual, including a Covered Employee, in any one Fiscal Year. The amount of compensation that may be paid to any Eligible Individual, including a Covered Employee, under Performance Units granted in any one Fiscal Year that are intended to be Qualified Performance-Based Awards may not exceed $6,000,000 in any Fiscal Year.

SECTION 6. STOCK OPTIONS

(a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted (which may be Nonqualified Stock Options or Incentive Stock Options), the number of shares to be covered by each Option, the exercise price for each Option, and the conditions and limitations applicable to the exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.

(b) EXERCISE PRICE. The “Exercise Price” per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that~~: (i) unless otherwise determined by the Committee,~~ such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option~~; and (ii) if the Exercise Price is less than 100% of the Fair Market Value of a Share on the date of grant of such Option, such Option shall be structured to meet the requirements of Code Section 409A~~.

(c) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable Exercise Price) in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee at the time of grant, but in no event shall be more than 10 years from the date of grant.

(e) INCENTIVE STOCK OPTIONS. The Committee may designate Options as Nonqualified Stock Options or as Incentive Stock Options. Any Incentive Stock Option authorized under the Plan shall contain such provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Stock Option as an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS

The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares or a combination of cash and Shares having a Fair Market Value on the date of exercise equal to the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine at the time of grant, at any time during a specified period not to exceed 30 days before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100%

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of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, unless otherwise determined by the Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, medium of settlement, the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, PROVIDED, that (i) in no event shall the term of a Stock Appreciation Right be longer than ten years and (ii) if a Stock Appreciation Right has a grant price that is less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, such Stock Appreciation Right shall be structured to meet the requirements of Code Section 409A.

SECTION 8. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) The Committee shall have sole and complete authority to determine the Eligible Individuals who shall receive Performance Shares and Performance Units, the number of such shares or units for each Performance Cycle, the Performance Goals and Performance Measures on which each Award shall be contingent, and the duration of each Performance Cycle~~, and the value of each Performance Share~~. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance ~~Cycle~~Cycles may differ from each other. The Committee may, prior to or at the time of the grant, designate ~~Performance~~ Awards of Performance Shares or Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the Committee’s certification ~~of~~ that the ~~attainment of~~amount to be paid under each such Award has been earned on the basis of performance achieved in relation to the established Performance Goals applicable to that Award.

(b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select.

(c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares or Performance Units which have been earned under each Award on the basis of performance in relation to the established Performance Goals.

(d)~~(d) Payment Values~~Except as otherwise provided under the terms of an Award and subject to the requirements of Code Section 409A, payment in respect of earned Performance ~~Shares~~Shares or Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph (c~~),~~ ) above. The Committee shall determine whether ~~Payment Values are to be distributed~~payment is to be made in the form of cash or ~~shares of Common Stock~~Shares.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitation on transfer, forfeiture conditions, limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The grant or vesting of Restricted Stock and Restricted Stock Units may be performance-based or time-based or both. Restricted Stock and Restricted Stock Units may be Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment of Performance Goals and the Committee’s certification that the Performance Goals have been met.

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(ii) STOCK CERTIFICATES; DELIVERY OF SHARES.

(A) Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(B) In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such later time as may be determined by the Committee and specified at the time of grant in accordance with the requirements of Code Section 409A), Shares or other cash or property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

(iii) FORFEITURE. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company.

SECTION 10. OTHER STOCK-BASED AWARDS

(a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards that can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including Section 10(b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

(b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

(1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

(2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50% of the Fair Market Value of such Common Stock on the date such Award is granted.

(3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

(4) At the time of grant and subject to the requirements of Code Section 409A, Stock Unit Awards may provide for deferred payment schedules. Stock Unit Awards may also provide for vesting over a specified period of employment.

(5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

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(c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and/or (ii) cash payments in lieu of or in addition to an Award, subject to the following rules:

(1) Cash payments, dividends or dividend equivalents shall be payable at the time and pursuant to the payment schedule specified by the Committee at the time of grant, subject to the requirements of Section 409A, or, if the Committee does not provide a time and schedule of payment at the time of grant, (A) any dividends or dividend equivalents shall be payable in a lump sum on the date the dividend is payable to shareholders generally, and (B) cash payments shall be payable in a lump sum within 90 days after the Participant’s Separation from Service; provided, to the extent required by Code Section 409A, no such cash payment will be made within the 6-month period following Separation from Service for a Participant who is a “specified employee,” as defined in Code Section 409A, on the date of his or her Separation from Service.

(2) Payment of dividends or dividend equivalents with respect to an Option or Stock Appreciation Right (but not with respect to any Shares issued with respect to such Option or Stock Appreciation Right) shall not be conditioned on the exercise of an Option or Stock Appreciation Right.

(3) Cash payments shall not be conditioned on the exercise of an Option or Stock Appreciation Right or otherwise be structured in such a way as to reduce the exercise price of the Option or Stock Appreciation Right.

(4) To the extent that the Award provides for deferred compensation subject to Section 409A(a)(2), any cash payments provided in lieu of an Award may not change the timing of payment of such Award.

SECTION 11. OUTSIDE DIRECTORS’ RESTRICTED STOCK UNITS

(a) GRANT OF RESTRICTED STOCK UNITS. Each Outside Director who is a member of the Board of Directors as of the conclusion of a Stockholders Meeting, beginning with the ~~2004~~2009 Stockholders Meeting, shall automatically be granted Restricted Stock Units for shares of Common Stock on the date of such Stockholders Meeting, with the number of shares to be determined by dividing ~~$40,000~~ the applicable Grant Value by the Fair Market Value of the Stock on that date. As used herein, “Grant Value” shall mean the value for the annual grant authorized by the Board, from time to time; provided, however, in no event shall the Grant Value exceed $100,000 per year.

(b) TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS. Restricted Stock Units granted pursuant to this Section 11 shall vest in equal 25% increments on each of the first four (4) anniversaries of the date of grant. Grantees will only be entitled to receive Shares of Common Stock relating to vested Restricted Stock Units and then only upon leaving the Board of Directors; provided, however, that upon a Change in Control, all unvested Restricted Stock Units shall automatically vest and Grantees shall be entitled to receive all such vested Restricted Stock Units as of such Change in Control. Additionally, all unvested Restricted Stock Units shall automatically vest if Grantee’s termination of service from the Board of Directors is (a) due to Grantee’s death, or (b) after Grantee has served continuously on the Board of Directors (i) for at least five (5) years as of the time of termination, and (ii) for at least 360 days from and after the date such Restricted Stock Units are granted.

(c) The Restricted Stock Units granted pursuant to this Section 11 shall be subject to such other terms and conditions as the Committee may specify.

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SECTION 12. OUTSIDE DIRECTORS’ SHARES

(a) ELECTION GENERALLY. Each Outside Director may make an election (the “Annual Election”) to have payment of the annual retainer, meeting fees and committee meeting fees (collectively, the “Fees”) he or she earns during a calendar year deferred under the Plan. Such election may be made in writing, through an interactive telephone or internet-based system or in such other manner as the Committee may prescribe.

(b) TIMING OF ELECTION.

(A) General. An Outside Director’s Annual Election for the Fees earned during a calendar year must be made before the first day of such calendar year and within the enrollment period established by the Committee, except as provided in subsection (B).

(B) New Directors. If an individual initially becomes an Outside Director during a calendar year, such individual may make a prospective Annual Election within 30 days after the date on which he is elected as an Outside Director. Such election will apply to the Outside Director’s Fees for services performed after the effective date of the election, so that the election will apply to the quarterly retainer for the first quarter beginning after the date of the election. This subsection (B) shall not apply to any Outside Director who has been an Employee or a Director of the Company or an Affiliate within three (3) years prior to his election as an Outside Director.

(c) TERM OF ELECTION. Upon the latest of the deadlines specified in (b) above that applies to an Outside Director, such Outside Director’s Annual Election, or failure to elect, shall become irrevocable for the calendar year except as provided under this subsection (c). Each Outside Director’s Annual Election for a calendar year shall remain in effect for such calendar year and all subsequent calendar years until the earlier of (i) the date the Outside Director Separates from Service, or (ii) the effective date of the Outside Director’s subsequent irrevocable Annual Election for amounts earned during a subsequent calendar year. The Annual Election may be cancelled in the discretion of the Committee as permitted under Code Section 409A.

(d) AMOUNT. An Outside Director may elect to defer his Fees in 10% increments, up to a maximum of 100 percent (or such other maximum percentage and/or amount, if any, established by the Committee from time to time).

(e) ACCOUNTS AND CREDITING OF CONTRIBUTIONS. All Fees deferred under this Section 12 shall be converted into Shares of Common Stock of the Company based on the Fair Market Value of the stock for the last trading day of the calendar month in which the Fees are earned. Such Shares shall be credited to a bookkeeping account for the Outside Director.

(f) RABBI TRUST. Each time Fees are converted to Shares and deferred under the Plan, the Company shall deposit an equal number of Shares in a Rabbi trust. The certificates for Common Stock shall be issued in the name of the trustee of the trust. The trustee shall retain all dividends (which shall be reinvested in shares of Common Stock) and other distributions paid or made with respect thereto in the trust, and shall adjust the Outside Director’s accounts for such amounts. The shares credited to the account of an Outside Director shall remain subject to the claims of the Company’s creditors, and the interests of the Outside Director in his or her account under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Outside Director, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).

(g) DISTRIBUTIONS.

(i) General Timing and Schedule of Distributions. Any portion of an Outside Director’s account under this Section for which no election is made pursuant to subsection (ii) below shall be paid in a single sum (A) except as provided in clause (B) of this paragraph, within 60 days after the Outside Director Separates

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from Service; or (B) in the case of an Outside Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, six months after the date the Outside Director Separates from Service.

(ii) Payment Election. An Outside Director may elect, at the time he makes an Annual Election, to have the portion of his account balance attributable to such Annual Election distributed in accordance with one of the following options (in each case, provided that, in the case of an Outside Director who is a specified employee (as defined in Code Section 409A) on the date of his or her Separation from Service, to the extent required by Code Section 409A, no payment will be made earlier than six months after the date the Outside Director Separates from Service):

(A) In a single sum within 60 days after the later of (i) a date selected by the Outside Director that is on or before the Outside Director’s 65th birthday, and specified in the Annual Election, or (ii) the date of the Outside Director’s Separation from Service; or

(B) In substantially equal annual installments paid over a number of years (not less than 2 and not more than 20) specified in the Annual Election, beginning within 60 days after the date the Outside Director Separates from Service.

(iii) Medium of Payment. Distribution of an Outside Director’s account under this Section shall be made in shares of Common Stock; provided, any fractional shares of Common Stock shall be distributed in cash.

~~(h) CODE SECTION 409A SPECIAL PROVISIONS.~~

~~(i) Elections Prior to January 1, 2009. To the extent that an annual election form submitted by an Outside Director before January 1, 2009 is inconsistent with the provisions of this Section 12, such election form shall be deemed modified to conform to the provisions of this Section 12, as amended effective January 1, 2009. In particular, but without limitation, the instructions to such election form shall be amended to provide that the distribution election shall apply to the deferrals for the calendar year(s) to which the particular deferral election applies.~~

~~(ii) Outside Director Deferral Account Effective Date. The portion of an Outside Director’s fee deferrals attributable to (i) the balance of the Outside Director’s deferred fee account that was earned and vested as of December 31, 2004, plus (ii) any earnings thereon, shall be governed by the provisions of the Plan, as in effect prior to this Amendment Two. The distribution provisions of this Section 12 shall apply only with respect to an Outside Director’s deferrals of fees that were earned or became vested after December 31, 2004.~~

SECTION 13. AMENDMENT AND TERMINATION

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; PROVIDED, HOWEVER, that no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Code Section 409A(a)(1), and, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(ii) increases the number of Shares authorized under the Plan as specified in Section 5(c) of the Plan; or

(iii) without such stockholder approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

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(b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would (i) adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof; or (ii) cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; or (iii) cause the Participant to become subject to tax under Code Section 409A(a)(1).

(c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 14. GENERAL PROVISIONS

(a) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes (or the income tax laws of any other foreign jurisdiction) with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, PROVIDED that, in either case, not more than the legally required minimum withholding may be settled with Shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

(b) AWARDS. Each Award hereunder shall be evidenced by an Award Agreement, delivered to the Participant or Outside Director and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant or Outside Director and the effect thereon, if any, of a Change in Control of the Company.

(c) NO RIGHTS TO AWARDS. No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(d) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be

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distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock or Stock Unit Award hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock or Stock Unit Award.

(f) CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas.

(g) CHANGE IN CONTROL. In order to preserve a Participant’s rights under an Award in the event of a ~~transaction or occurrence that the Committee reasonably determines to constitute a change~~Change in ~~control of the Company (a “Change-in-~~Control~~”)~~, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company. No actions may be taken under this subsection (g) that would cause the Participant to become subject to tax under Code Section 409A(a)(1).

(h) FORMS OF PAYMENT UNDER AWARDS.

(i) Generally. Subject to the terms of the Plan and the applicable requirements of Code Section 409A, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such medium or media as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (PROVIDED, HOWEVER, that the acceptance of such notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof). In addition, such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case as determined by the Committee at the time of grant in accordance with the requirements of Code Section 409A and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments. Notwithstanding anything in the Plan to the contrary, (i) for Restricted Stock Units and any other Awards that provide nonqualified deferred compensation subject to Code Section 409A(a)(2), payment of the Award to a “specified employee,” as defined in Code Section 409A, upon Separation from Service, to the extent required under Code Section 409A, shall not be made before six months after the date on which the Separation from Service occurs, and (ii) Restricted Stock Units and any other Awards that provide for nonqualified deferred compensation subject to Code Section 409A(a)(2) through (4) shall not be settled with promissory notes. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan or by the Committee at the time of grant.

(ii) Deferrals. If permitted by the Committee for a given Award and as provided in this subsection, an Award may be deferred (and paid in a form permitted by the Committee) at the election of a Participant. If a Participant is granted an Award that is subject to a condition requiring the Participant to continue to provide services for a period of at least 12 months from the date of grant of the Award to avoid forfeiture of payment of the Award, an election to defer payment of the Award may be made on or before the 30th day after the date the Award is granted, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse. For purposes of this subsection, a condition will not be treated as failing to require the Participant to continue to provide services for a period of at least 12 months from the date of grant of the Award merely because the condition immediately lapses upon the death or disability (as defined in Treasury Regulations Section 1.409A-3(i)(4)) of the Participant, or upon a

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change in control event as defined in Code Section 409A and guidance issued thereunder. However, if the condition in fact lapses before the end of such 12-month period due to such event(s), a deferral election shall be given effect only if the deferral election satisfies Code Section 409A without regard to the special timing rule of Treasury Regulations Section 1.409A-2(a)(5).

(i) SECTION 16 COMPLIANCE; SECTION 162(m) ADMINISTRATION. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals. The Company intends that all Stock Options and Stock Appreciation Rights granted under the Plan to individuals who are or who the Committee believes will be Covered Employees will constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(j) RESTRICTIONS. Shares shall not be issued pursuant to the exercise or payment of the Exercise Price or purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the Texas Business Corporations Act, as amended from time to time. As a condition to the exercise or payment of the Exercise Price or purchase price relating to such Award, the Company may require that the person exercising or paying the Exercise Price or purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.

(k) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and PROVIDED, FURTHER, that, if so determined by the Committee, a Participant may transfer a Nonqualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, PROVIDED that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee for an Award that does not provide nonqualified deferred compensation subject to Code Section 409A(a)(2), no Award (other than an Incentive Stock Option) or right under any such Award may be anticipated, assigned, garnished, pledged, alienated, attached or otherwise encumbered, and any purported anticipation, assignment, garnishment, pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to a Qualified Domestic Relations Order (“QDRO”), as determined by the Committee or its designee.

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(l) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

SECTION 15. EFFECTIVE DATE OF PLAN

Upon its adoption by the Board, the Plan (as amended and restated herein) shall be submitted for approval by the stockholders of the Company and shall be effective as of the date of such approval (the “~~EFFECTIVE DATE~~Effective Date”).

SECTION 16. TERM OF THE PLAN

The Plan will terminate on ~~the tenth anniversary of the Effective Date~~April 21, 2014 or any earlier date of discontinuation or termination established pursuant to Section 3 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

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APPENDIX B

CASH AMERICA INTERNATIONAL, INC.

2008 LONG TERM INCENTIVE PLAN

FOR CASH AMERICA NET HOLDINGS, LLC

SECTION 1

ESTABLISHMENT AND PURPOSE

1.1 Purpose. The Cash America International, Inc. Long Term Incentive Plan for Cash America Net Holdings, LLC (the “Plan”) is intended to attract, retain and motivate Eligible Employees of Cash America Net Holdings, LLC and its subsidiaries (“CashNetUSA”) by providing such employees with a proprietary interest in the long-term growth and financial success of CashNetUSA. The Plan is established under the Cash America International, Inc. 2004 Long-Term Incentive Plan (the “Cash America LTIP”) and all awards under the Plan shall, in addition to being subject to the terms and conditions set forth herein, be subject to the additional terms and conditions of the Cash America LTIP, as in effect on the Effective Date or as may be amended thereafter.

1.2 Term. The Plan is effective beginning on the Effective Date and shall terminate on December 31, 2014.

SECTION 2

DEFINITIONS

2.1 “Award” means a grant to a Participant of a specified number of Units as determined by the Committee.

2.2 “Base PA TTM EBITDA” means the LTM EBITDA directly attributable to earnings derived from, or business conducted with, residents of the State of Pennsylvania and the expenses allocable to such earnings for the 12 month period ending September 30, 2008. The Base PA TTM EBITDA is stipulated on Exhibit “A” attached hereto

2.3 “Base Period LTM EBITDA” means the EBITDA for the 12 months ending on the last day of the quarter immediately preceding the applicable Grant Date excluding the then applicable PA TTM EBITDA. The Base Period LTM EBITDA for the 12 month period ending September 30, 2008 (which excludes the Base PA TTM EBITDA) is stipulated on Exhibit “A” attached hereto.

2.4 “Beneficiary” means the person(s) designated by a Participant to receive any amounts payable under the Plan upon the Participant’s death. If no Beneficiary has been designated, the Participant’s estate shall be deemed to be the Beneficiary.

2.5 “Business” means the assets and business of CashNetUSA and any stand-alone business not owned by CashNetUSA that CashNetUSA develops or manages on behalf of the Company or other subsidiaries of the Company.

2.6 “Capital Charges” means the internal interest charges calculated on a monthly basis for amounts advanced by the Company or its other subsidiaries to the Business, with such interest rate being the greater of (i) the effective interest rate of the Company’s primary line of credit during such month based on the actual amounts borrowed, or (ii) the rate of interest actually charged to the Business during such month.

2.7 “Cash America LTIP” means the Cash America International, Inc. 2004 Long-Term Incentive Plan or any successor plan.

2.8 “CashNetUSA” means Cash America Net Holdings, LLC and its subsidiaries. Cash America Net Holdings, LLC is a wholly owned subsidiary of the Company. Requirements referring to employment with CashNetUSA may, in the Committee’s discretion, be satisfied by employment through the Company or any affiliate of the Company.

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2.9 “Cause” means a Participant’s (i) fraud, gross malfeasance, gross negligence, or willful misconduct, with respect to the Company’s or an affiliate’s business affairs, (ii) refusal or repeated failure to follow the Company’s or an affiliate’s established reasonable and lawful policies; (iii) conviction of a felony involving moral turpitude, (iv) intentional misapplication of the Company’s or an affiliate’s funds, or any material act of dishonesty, or (v) unlawful use or possession of any controlled substance or abuse of alcoholic beverages.

2.10 “Change in Control” means an event that is (i) a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, or (ii) a change in the ownership of Cash America Net Holdings, LLC, a change in the effective control of Cash America Net Holdings, LLC, or a change in the ownership of a substantial portion of the assets of Cash America Net Holdings, LLC, all as defined in Code Section 409A, except that 35% shall be substituted for 30% in applying Treasury Regulations Section 1.409A-3(i)(5)(vi) and 50% shall be substituted for 40% in applying Treasury Regulations Section 1.409A-3(i)(5)(vii). Notwithstanding the incorporation of certain provisions from the Treasury Regulations under Code Section 409A, the Company intends that all payments under the Plan be exempt from Section 409A under the exemption for short-term deferrals in Treasury Regulations Section 1.409A-1(b)(4).

2.11 “Code” means the Internal Revenue Code of 1986, as amended.

2.12 “Committee” means the Management Development and Compensation Committee of the Company’s Board of Directors.

2.13 “Company” means Cash America International, Inc. and its successors. Requirements for payment of Awards may, in the Committee’s discretion, be performed through the Company or any affiliate of the Company.

2.14 “EBITDA” means the consolidated earnings of the Business before interest, income taxes, depreciation and amortization expenses. EBITDA shall be calculated as if the Business was being operated as a separate and independent corporation and determined in accordance with GAAP as consistently applied by the Company; provided, however, that in determining EBITDA:

(a) EBITDA shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP or unusual items not associated with the general business activities of the Business.

(b) EBITDA shall not include any gains, losses or profits realized from either the discontinuation of any business operations or from the sale of assets in a single transaction that is outside the ordinary course of business.

(c) Capital Charges shall be deducted from EBITDA for any period.

(d) EBITDA shall not include the Administrative Expense Allocation, as such term is defined and used in the EBITDA Calculation Method set forth in Exhibit “B” to the Asset Purchase Agreement dated July 6, 2006 among The Check Giant, LLC, Cash America International, Inc., and the subsidiaries and members of The Check Giant, LLC, as such agreement has been amended and assigned prior to the date hereof.

(e) For purposes of calculating EBITDA, income taxes shall mean only federal, state, local and foreign taxes on the income of the Business and shall not include (a) any other tax, charge, fee, duty (including customs duty), levy or assessment, including any ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise (other than franchise taxes based on income), excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, windfall profits, occupational, premium, interest equalization, severance, license, registration, payroll, environmental (including taxes under Code Section 59A), capital stock, capital duty, disability, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any governmental

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authority, (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (c) any items described in this paragraph that are attributable to another person but that the owner of the Business is liable to pay by law, by contract or otherwise, whether or not disputed.

2.15 “Effective Date” means October 31, 2008.

2.16 “Eligible Employee” means a full-time administrative or management employee of CashNetUSA or its subsidiaries. Only common law employees will be eligible (e.g., no independent contractors or leased employees will be or become eligible) to receive Awards. Requirements referring to employment with CashNetUSA may, in the Committee’s discretion, be satisfied by employment through the Company or any affiliate of the Company.

2.17 “Grant Date” means the Initial Grant Date or an Interim Grant Date, whichever is applicable to the Award grant in question.

2.18 “Initial Grant Date” means October 31, 2008.

2.19 “Interim Grant Date” means the last day of the first month following the end of each calendar quarter following the Effective Date. There shall be no Interim Grant Dates under the Plan after July 31, 2011.

2.20 “LTM EBITDA” means EBITDA for the 12 full calendar months ending on a specified date excluding the PA TTM EBITDA as of such date (except as expressly provided in Section 5.8).

2.21 “Maximum Aggregate Number of Units” shall be the maximum aggregate number of Units specified in Section 3.3 that may be awarded under this Plan.

2.22 “PA TTM EBITDA” means EBITDA for the 12 full calendar months ending on a specified date that is directly attributable to earnings derived from, or business conducted with, residents of the State of Pennsylvania and the expenses allocable to such earnings.

2.23 “Participant” means an individual who has been granted an Award under the Plan. An individual shall no longer be a Participant on the date that all Awards he or she has been granted under the Plan have been cancelled, forfeited, paid or otherwise settled.

2.24 “Share Value” means, for purposes of determining the number of Shares that may be delivered to a Participant in respect of vested Units as of a particular Vesting Date pursuant to Section 5, the average closing price of a Share on the New York Stock Exchange (or such other market or exchange that is the principal trading market for the Shares) during the twenty (20) calendar days immediately preceding the applicable Vesting Date. In the event of a stock split, stock dividend, extraordinary cash dividend or similar event during such trading period, the Committee shall make an appropriate adjustment to the Share Value to reflect such event.

2.25 “Shares” means shares of the Common Stock of the Company.

2.26 “Unit” means an award granted under the Plan having a value based on the increase in value of the Business as measured by the increase in LTM EBITDA over a specified period of time.

2.27 “Unit Value” means the value of a Unit as of a particular Vesting Date, determined as follows:

(a) The total value of all Units granted under the Plan and outstanding as of the applicable Vesting Date (the “Total Value”) shall be:

(i) 45% of the applicable Vesting Date LTM EBITDA, less

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(ii) 45% of the applicable Base Period LTM EBITDA.

(b) the Unit Value shall be:

(i) The Total Value, divided by

(ii) the Maximum Aggregate Number of Units.

2.28 “Vesting Date” means the anniversary date in each of the three years after the Initial Grant Date or any Interim Grant Date, as applicable. With respect to the Initial Grant Date, the “First Vesting Date” shall be October 31, 2009; the “Second Vesting Date” shall be October 31, 2010; and the “Third Vesting Date” shall be October 31, 2011.

2.29 “Vesting Date LTM EBITDA” means LTM EBITDA for the period ending on the last day of the quarter immediately preceding the applicable Vesting Date. The “First Vesting Date LTM EBITDA” shall be the LTM EBITDA for the period ending on the last day of the quarter immediately preceding the First Vesting Date, the “Second Vesting Date LTM EBITDA” shall be the LTM EBITDA for the period ending on the last day of the quarter immediately preceding the Second Vesting Date, and the “Third Vesting Date LTM EBITDA” shall be the LTM EBITDA for the period ending on the last day of the quarter immediately preceding the Third Vesting Date.

SECTION 3

PARTICIPANTS AND AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Eligible Employees who shall become Participants in the Plan.

3.2 Determination of Awards. The Committee shall have sole discretion in determining the number of Units subject to any Award granted to a Participant. Upon the Initial Grant Date, the Committee shall grant Awards to Eligible Employees who are employed on the Effective Date. Any person who becomes an Eligible Employee after the Effective Date may, in the Committee’s discretion, receive an Award on an Interim Grant Date following the date on which or she he becomes an Eligible Employee. Any Eligible Employee who receives a promotion following receipt of an initial Award under this Plan may, in the Committee’s discretion, receive an additional Award on an Interim Grant Date following the date on which he or she receives such promotion.

3.3 Maximum Aggregate Number of Units. The maximum number of Units that may be awarded in the aggregate under the Plan is 1,000,000 provided that any Units that have been awarded and then forfeited will be added back to, and will increase, the number of Units that have not been awarded, such that forfeited Units will once again be available for inclusion in an Award. Once a Unit vests, such a Unit may not be included in any other Award even if further payment on that Unit is forfeited pursuant to the terms of the Plan.

3.4 No Other Long Term Incentive Plans. Except as may otherwise be determined by the Committee, Participants shall not be eligible to participate in or receive awards under any other long-term incentive plans instituted by the Company or any of the Company’s affiliates other than CashNetUSA, whether such other plans are instituted under the Cash America LTIP or otherwise. Notwithstanding the foregoing, this section shall not prevent a Participant from continuing to vest and receive payments under the terms of awards granted under other long-term incentive plans prior to the Effective Date.

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SECTION 4

VESTING

4.1 Vesting. Awards shall vest on the anniversary of the applicable Grant Date, in accordance with the following schedule:

Vesting Date	Percentage of Units Vesting
First Vesting Date	33 1/3%
Second Vesting Date	33 1/3%
Third Vesting Date	33 1/3%

4.2 Change in Control. Upon a Change in Control, all Awards that are outstanding as of the date of the Change in Control shall become 100% fully vested; provided, however, the timing and manner in which payments for any Awards vesting pursuant to this Section shall be calculated and paid shall be determined in accordance with the terms of Section 5.3 of this Plan.

4.3 Effect of Termination of Employment. Notwithstanding anything in this Section 4 or any other provision of the Plan to the contrary, if a Participant terminates employment with the Company and all of its subsidiaries, whether voluntarily or involuntarily (including by death), for any reason other than for Cause, he or she shall immediately forfeit all interest in the unvested portion of an Award, and such forfeited Award shall not be considered outstanding for any purpose under the Plan. Upon termination of employment for Cause (including voluntary termination in anticipation of termination for Cause), the entire portion of the Award not payable on or before such termination (including any previously vested and unpaid portion thereof) shall be forfeited.

SECTION 5

PAYMENT OF AWARDS

5.1 Amount of Payment. The amount paid to a Participant under an Award following each Vesting Date shall be determined as follows:

(a) First Vesting Date: With respect to all Units granted to the Participant that vest as of the First Vesting Date, an amount equal to twenty-five percent (25%) of the total Unit Value (determined as of the First Vesting Date) of each of such vested Units shall be paid to the Participant (or his Beneficiary) within 90 days after the First Vesting Date. The portion of the Unit Value payable in connection with the First Vesting Dates on Units that vest as of the First Vesting Date shall not be less than zero. Unit Values for Units that vest on the First Vesting Date shall remain subject to adjustment as of each subsequent Vesting Date (as set forth below), such that any subsequent payment shall remain subject to a substantial risk of forfeiture within the meaning of Code Section 409A.

(b) Second Vesting Date. With respect to all Units granted to the Participant that vest on or before the Second Vesting Date, including any Units that vested as of the First Vesting Date, an amount equal to the excess (if any) of (x) twenty-five percent 25% of the total Unit Value (determined as of the Second Vesting Date) of each of such vested Units over (y) the amount paid to the Participant (or his Beneficiary) following the First Vesting Date pursuant to Subsection 5.1(a) above (as such amount was valued as of such First Vesting Date), shall be paid to the Participant (or his Beneficiary) within 90 days after the Second Vesting Date. The portion of the Unit Value payable in connection with the Second Vesting Date on Units that vest on or before the Second Vesting Date less the payments made on certain of such Units in connection with the First Vesting Date, if any, shall not be less than zero. Unit Values for Units vesting on or before the Second Vesting Date shall remain subject to adjustment as of the Third Vesting Date (as set forth below), such that any subsequent payment shall remain subject to a substantial risk of forfeiture within the meaning of Code Section 409A.

(c) Third Vesting Date. With respect to all Units granted to the Participant that vest on or before the Third Vesting Date, including any Units that vested as of the First and Second Vesting Dates, an amount

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equal to the excess (if any) of (x) the total Unit Value (determined as of the Third Vesting Date) of each of such vested Units, over (y) the sum of the amounts paid to the Participant (or his Beneficiary) following the First and Second Vesting Dates pursuant to Subsections 5.1 (a) and (b) above (as such amounts were valued as of each of such First and Second Vesting Dates, respectively), shall be paid to the Participant (or his Beneficiary) within 90 days after the Third Vesting Date, provided that the Unit Value on the Third Vesting Date less the payments made on certain of such Units in connection with the First and Second Vesting Dates, if any, shall not be less than zero.

(d) EBITDA Growth Requirement. Notwithstanding anything in Subsections 5.1(a-c) above, the Unit Value attributable to vested Units as of any particular Vesting Date for Awards granted to a Participant that was an officer of the Company as of the date such Award was granted shall be deemed to be $0.00 as of the applicable Vesting Date unless the compounded annual growth rate (“CAGR”) of LTM EBITDA for the period between the applicable Grant Date and the last day of the quarter immediately preceding the applicable Vesting Date equals or exceeds twenty percent (20%). Any portion of an Award that is deemed to be valued at $0.00 as of either the First or the Second Vesting Dates, as the case may be, in accordance with this Section, is eligible to be revalued as of any subsequent Vesting Date, if any, if the CAGR requirement is satisfied on that subsequent Vesting Date.

5.2 Form of Payment.

(a) Officers of the Company. With respect to payments to Participants who were Company officers on the applicable Grant Date, for Units vesting on the First and Second Vesting Dates, such payments shall be in the form of Shares, based on the Share Value as of the applicable Vesting Date. For Units vesting on the Third Vesting Date, a portion of such payment shall be in the form of Shares, based on the Share Value as of the Third Vesting Date, and the remainder shall be paid in cash. The portion payable in Shares on the Third Vesting Date shall be an amount equal to the excess (if any) of (x) twenty-five percent (25%) of the total Unit Value (determined as of the Third Vesting Date) for each of such vested Units, over (y) the sum of the amounts paid to the Participant (or his Beneficiary) following the First and Second Vesting Dates (as such amounts were valued as of each of such First and Second Vesting Dates, respectively). In its sole discretion, the Committee, in its discretion, may make any payment under this section in cash, in lieu of Shares.

(b) Other Participants. With respect to payments to Participants who were not Company officers on the applicable Grant Date, all payments shall be in cash.

5.3 Payment upon Change in Control. Notwithstanding the foregoing, upon a Change in Control and subject to satisfaction of the LTM EBITDA growth requirement set forth in Section 5.1(d), the amount payable with respect to each outstanding Award shall be equal to the excess (if any) of (x) the total Unit Values (determined as of the date of the Change in Control) over (y) the sum of all payments made to the Participant (or his Beneficiary) pursuant to Section 5.1 prior to the date of such Change in Control. The date of the Change in Control shall be considered the Third Vesting Date, and the Share Value and the amount payable under an Award shall be determined as of the quarter ended immediately preceding the Change in Control. The amounts payable in respect of such Awards shall be paid within 60 days following the date of such Change in Control. For Participants who were Company officers on the applicable Grant Date, such payment shall be in the form of Shares and/or cash, as determined by the Committee in its discretion and any amount paid in Shares shall be based on the Share Value as of the date of the Change in Control. For all other Participants, such payment shall be in cash.

5.4 Payment in the Event of Termination Other Than For Cause. If a Participant terminates employment with the Company and all of its subsidiaries, whether voluntarily or involuntarily (including by death), for any reason other than for Cause, prior to the payment of any vested Award, the payment of any such vested and unpaid portion of an Award, if any, shall be made in accordance with Sections 5.1 or 5.3, as applicable, and shall be in the form prescribed in Sections 5.2 or 5.3, as applicable; provided, however, the total Unit Values for any such vested and unpaid portion of an Award as of the Third Vesting Date shall be the lesser of (a) the Unit Value

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for each of such Units as of the Third Vesting Date, or (b) the Unit Value for each of such Units calculated as if the LTM EBITDA on the last day of the quarter immediately preceding the Third Vesting Date was the LTM EBITDA as of the last day of the quarter immediately preceding the last Vesting Date that occurred immediately prior to the Participant’s termination date. In the case of termination by death, such payments will be made to the Participant’s Beneficiary.

5.5 Limited Delay in Payment. Notwithstanding anything in Sections 5.1 or 5.3 to the contrary, if the Company reasonably anticipates that the deduction with respect to all or part of any payment due to a Participant under the Plan would be limited by the application of Code Section 162(m), the Company, in its sole discretion, may delay such payment in whole or in part until a date that is no later than 2 1/2 months following the end of the calendar year in which such payment is no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. In addition, the Company may further delay such payment to the extent that the requirements of Treasury Regulations Section 1.409A-1(b)(4)(ii) are satisfied.

5.6 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any federal, state and local employment taxes. Upon vesting of Units or upon the issuance of Shares to a Participant or Beneficiary pursuant to the Plan, Participant or Beneficiary shall pay an amount equal to the amount of applicable federal, state and local employment taxes which the Company is required to withhold at any time as a result of such vesting or issuance. Such payment may be made in cash, by withholding from the Participant’s normal or other incentive pay, from the cash portion of the Award (if any) that is payable at the same time, or, with respect to the issuance of Shares to the Participant pursuant to this Agreement, by delivery of shares of Common Stock (including shares issuable under the Plan) in accordance with Section 14(a) of the Cash America LTIP.

5.7 EBITDA Adjustments for Other Business. If the applicable Base Period LTM EBITDA includes EBITDA for any stand-alone business not owned by CashNetUSA that CashNetUSA manages on behalf of the Company or other subsidiaries of the Company and CashNetUSA ceases to manage such stand-alone business on behalf of the Company or its other subsidiaries prior to the third anniversary of the applicable Grant Date, then for all periods following the date CashNetUSA ceases to manage such stand-alone business EBITDA for such stand-alone business following such date will not be included in any LTM EBITDA calculations and Unit Values following such date shall be determined as if EBITDA for such stand-alone business was not included in the Base Period LTM EBITDA as of the applicable Grant Date.

5.8 EBITDA Adjustments for Pennsylvania. Notwithstanding anything in this Plan to the contrary, if PA TTM EBITDA for a specific period does not exceed the Base PA TTM EBITDA, the PA TTM EBITDA will not be included in LTM EBITDA for such period (in accordance with Section 2.20 above); provided, however, for any specified period that PA TTM EBITDA exceeds the Base PA TTM EBITDA, then the excess of PA TTM EBITDA as of such specified period over Base PA TTM EBITDA shall be included in LTM EBITDA for such specified period. The Committee, in its sole discretion, is responsible for attributing earnings derived from, or business conducted with, residents of the State of Pennsylvania and the expenses allocable to such earnings for the purposes of determining PA TTM EBITDA as of any specified date.

SECTION 6

ADMINISTRATION

6.1 Committee is the Administrator. The Plan shall be administered by the Committee.

6.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, including, but not limited to, the terms of the Plan providing for the definition of “EBITDA” and the manner in which EBITDA is to be calculated under the terms of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons, and shall be given the maximum deference permitted by law.

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SECTION 7

GENERAL PROVISIONS

7.1 Nonassignability. A Participant shall have no right to encumber, assign or transfer any interest under the Plan.

7.2 No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon a Participant for the continuation of his or her employment for any period. Generally, employment with the Company is on an at-will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time, to terminate any individual’s employment without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

7.3 No Individual Liability. No member of the Committee or any officer of the Company shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Award under the Plan.

7.4 Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas, with the exception of Texas’ conflict of laws provision.

7.5 Amendment to Cash America LTIP. Notwithstanding anything in this Plan to the contrary, this Plan is subject to the shareholders of the Company approving certain amendments to the Cash America LTIP, which approval shall be sought at the Company’s annual meeting in 2009.

SECTION 8

AMENDMENT AND TERMINATION

8.1 Amendment and Termination. The Committee may amend or terminate the Plan at any time and for any reason; provided, no such amendment or termination shall adversely affect a Participant’s rights with respect to an outstanding Award.

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1600 WEST 7TH STREET FORT WORTH, TX 76102

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Cash America International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cash America International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11295	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASH AMERICA INTERNATIONAL, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.
Vote On Directors			☐	☐	☐
1. ELECTION OF DIRECTORS,
Nominees:
01) Daniel E. Berce	05)	James H. Graves
02) Jack R. Daugherty	06)	B. D. Hunter
03) Daniel R. Feehan	07)	Timothy J. McKibben
04) Albert Goldstein	08)	Alfred M. Micallef
Vote On Proposals							For	Against	Abstain
2. Approval of the amendment and restatement of the Company’s 2004 Long-Term Incentive plan							☐	☐	☐
3. Increase the number of shares authorized for issuance under the Company’s 2004 Long-Term Incentive Plan							☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year 2008.							☐	☐	☐
							For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 5.
5. Shareholder proposal regarding anti-predatory lending policies.							☐	☐	☐
6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, partner, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

For directions to the Annual Meeting of Shareholders please contact our corporate office at (800) 223-8738.

                        Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Shareholders:

                        The Cash America International, Inc. Proxy Statement and Annual Report are available at www.proxyvote.com.

CASH AMERICA INTERNATIONAL, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting of Shareholders to be held April 22, 2009

The undersigned hereby constitutes and appoints Jack R. Daugherty, Daniel R. Feehan and J. Curtis Linscott, and each of them, my true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and vote at the annual meeting of shareholders of Cash America International, Inc. (the “Company”) to be held at 1600 West 7th Street, Fort Worth, Texas 76102, on April 22, 2009, and at any adjournment thereof, all the stock of the Company standing in my name as of the record date of March 4, 2009 on all matters coming before said meeting.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations (see reverse side). In their discretion, Messrs. Daugherty, Feehan and Linscott are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Address Changes/Comments: ______________________________________________________
______________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on reverse side)